Filed Pursuant to Rule 424(b)(1)
Registration No. 333-234186

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 8, 2019)

PURPLE INNOVATION, INC.

10,000,000 Shares of Class A Common Stock

The information included or incorporated by reference in this prospectus supplement relates to the resale of 10,000,000 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), by the selling stockholders (the “Selling Stockholders”) named in this prospectus supplement. See “Selling Stockholders.”

The shares of Class A Common Stock included in this offering are issuable upon the exchange (an “Exchange”) of shares of our Class B Common Stock (the “Class B Common Stock”), together with an equal number of Class B Common Units (the “Class B Units” and one share of Class B Common Stock together with one Class B Unit, a “Paired Security”) of Purple Innovation, LLC (“Purple LLC”), our consolidated subsidiary, pursuant to the Selling Stockholders’ rights under that certain Exchange Agreement (the “Exchange Agreement”) dated February 2, 2018 by and among the Company, Purple LLC and the Selling Stockholders. In connection with each Exchange, Purple LLC will cancel the delivered Paired Securities and issue to us Class A common units (the “Class A Units”) on a one-for-one basis, which will consequently increase our percentage ownership interest in Purple LLC. See “Description of Capital Stock” for a detailed description of the right to Exchange.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this prospectus supplement or from any issuance of our Class A Common Stock to the Selling Stockholders upon an Exchange. However, we have agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus supplement.

We provide more information about how the Selling Stockholders will sell the shares of Class A Common Stock in the section entitled “Underwriting.”

Our Class A Common Stock is traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PRPL.” On November 14, 2019, the last reported sales price of the Class A Common Stock was $7.51 per share.

The underwriters have an option to purchase a maximum of 1,500,000 additional shares of our Class A Common Stock from the Selling Stockholders, including 1,500,000 shares of Class A Common Stock issuable upon the exchange of Paired Securities by the Selling Stockholders. We will not receive any of the proceeds from the exercise of the underwriters’ option to purchase additional shares.

An investment in our securities involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, page 10 of the accompanying prospectus, page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

	Per share	Total
Public offering price	$7.00	$70,000,000
Underwriting discounts and commissions(1)	$0.42	$4,200,000
Proceeds to selling stockholders, before expenses	$6.58	$65,800,000

(1)	See “Underwriting” beginning on page S-20 for additional information regarding compensation payable to the underwriters.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. See “Risk Factors—We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about November 19, 2019.

BofA Securities	Oppenheimer & Co.

KeyBanc Capital Markets	Raymond James	Wedbush Securities

The date of this prospectus supplement is November 14, 2019.

Prospectus Supplement

Prospectus

You should rely only on the information provided in this prospectus supplement, as well as the information incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement and the documents incorporated by reference into this prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes specific terms of the offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the offering. The accompanying prospectus was part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompany prospectus. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders. However, we agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Purple,” “Purple Inc.,” “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.), a Delaware corporation. References in this prospectus supplement to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 2, 2017 (as amended, the “Merger Agreement”), which transactions were consummated on February 2, 2018.

S-ii

SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, frames, sheets and other products. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer (“DTC”) online channels, retail brick-and-mortar wholesale partners, third-party online retailers and our owned retail showrooms.

The foundation of our business is core competencies in design, development and manufacturing. Decades of accumulated knowledge enable us to create all aspects of our innovative products, including the fundamental comfort technologies and the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format injection molding of our Purple Grid™ cushion (the primary component in our mattresses made with our Hyper-Elastic Polymer® technology), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. There were and still are no off the shelf solutions that can handle both our size and scale requirements. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create an advantage over our competitors who rely on commoditized materials, such as foam and outsourced manufacturing.

In addition to developing transformative, differentiated products and technologies, we have built a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that generates digital marketing content which enables efficient customer acquisition and builds brand affinity. Our digital marketing strategy enables us to market our full product suite to customers, generate frequent interactions online and drive traffic to all channels online and offline that offer our products.

We have been able to capitalize on the DTC macro trend that is transforming the bedding industry. To complement our DTC channel, we have developed multiple wholesale relationships with established vendors such as Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture, and Bed Bath & Beyond. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive our growth in comfort products. For the nine months ended September 30, 2019, our DTC sales channel accounted for 61% of our revenue and wholesale accounted for 39% of revenue, while sales of bedding accounted for 93% of our revenue and other products accounted for 7%.

We have recently experienced significant growth, as evidenced by the following achievements:

•	Net revenue increased 46.7% to $304.1 million in the nine months ending September 30, 2019, compared to $207.3 million in the nine months ending September 30, 2018

•	Net income was $0.4 million in the nine months ending September 30, 2019, compared to a net loss of ($14.2) million in the nine months ending September 30, 2018

•	Adjusted EBITDA was $27.7 million in the nine months ending September 30, 2019, compared to ($7.0) million in the nine months ending September 30, 2018

•	Total doors increased 620% to 1,382 as of September 30, 2019, compared to 192 as of September 30, 2018 from omni-channel initiatives and wholesale channel expansion

•

The Average Selling Price for mattresses increased $337 in the nine months ending September 30, 2019, compared to the nine months ending September 30, 2018 due to the introduction of new premium products and wholesale expansion

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations for Adjusted EBITDA to the most directly comparable GAAP financial measures are included in the section entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA” beginning on page S-8 of this prospectus supplement.

Industry and Competition

Our portfolio of products are driven by our commitment to innovating real comfort solutions that meaningfully help every body feel and live better.

Bedding

The bedding category encompasses a variety of products including mattresses, bases, foundations, sheets, mattress protectors, blankets, duvets and pillows. Meaningful innovation in sleep products has been infrequent and limited over the last 150 years. The first coil spring mattress was introduced in the 1860s and it continues to remain one of the most widely adopted technologies. Over 100 years after the creation of the coil spring mattress, the memory foam-based mattress was launched in 1992, with latex, water and air mattresses also emerging during the latter part of the 20th century. Our Purple Grid™ technology represents a meaningful innovation in the following key areas: pressure relief, temperature neutrality, responsiveness, durability and limited motion transfer.

The market for bedding products is large, growing and undergoing fundamental transformations on account of digital marketing and DTC distribution. The U.S. mattress industry is predominantly comprised of vendors that rely on retail distribution as well as a growing number of DTC retailers. The traditional market, led by Tempur-Sealy and Serta Simmons, comprises the vast majority of the market. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air bladders or latex foam.

Over the past several years, growth of the DTC market exceeded that of the broader industry. DTC retailers are typically characterized by e-commerce distribution channels, more affordable pricing, free shipping and returns and limited product offerings. DTC retailers typically use layers of foam cushioning that are assembled into a mattress and compressed and rolled into a box for distribution. The DTC market is highly fragmented, highly competitive primarily on price, and rapidly evolving. DTC competitors include, but are not limited to Casper, Leesa, Resident (Nectar), Saatva and Tuft & Needle. We believe their products are generally low-cost foam, often imported, and undifferentiated in terms of sleep benefits.

Traditional brick-and-mortar retailers remain a significant part of the market for bedding products. This part of the retail market is also highly fragmented and competitive. The leading brick-and-mortar retailers in the United States and Canada are, respectively, Mattress Firm and Sleep Country Canada. These national retailers compete with regional and smaller retailers and retail channels such as furniture and department stores.

Across these channels, some key factors that impact competition in our industry include product features, reliable logistics, marketing efficiency, brand recognition and reputation, expertise of sales and after-market support, pace of innovation and product roadmap, price of products and services, and financial stability and ability to invest in innovation.

Seat Cushions and Other

Our seat cushions and other category consists of seating cushions and other products that can be purchased independent of furniture. To the best of our knowledge, there are no independent market analyses that define the size and growth of this category. It is important to note that there is a significantly larger market for cushioning technology embedded within furniture including chairs and sofas as well as seats found in transportation and other categories requiring seating solutions. We believe this is a substantial market opportunity that we could pursue with either branded product offerings or through branded OEM partnerships to embed our technology.

What Makes Purple Different?

We believe Purple has a particular set of competitive strengths that differentiate and position us for continued success:

•

History of innovation that produced new comfort technology—We are a four-year-old company, built on top of an invention and licensing company founded over 30 years ago. The core team has decades of history developing innovative comfort technology products, including the invention of our proprietary and patented Hyper-Elastic Polymer® technology and the Purple Grid™ cushioning component. Our breakthrough mattress represents what we believe to be the first substantive innovation in the mattress industry since the introduction of memory foam in 1992. The unique properties of the Purple Grid™ cushion enable a number of improvements over existing bedding, compared to competing foam, spring and air mattresses:

•

Pressure Relief: The Purple Grid™ cushion is designed around the science of column buckling which enables firm support across the larger surface areas of a body, while providing pressure relief at local areas or points of pressure or shape. We believe our founders were the first to leverage this science in mattresses. Some of their first mattresses in production were licensed decades ago to medical manufacturers for uses such as critical care beds and continue to this day to be used in hospital beds. The resulting feel is often described as buoyant, similar to floating on water.

•

Temperature Neutral: The Hyper-Elastic Polymer® material itself is temperature neutral, and the nature of The Purple Grid™ cushion is that the surface is mostly air (the channels within the grid), which allows for high air-flow and dissipation of heat and vapor. Competing foam beds absorb heat from the body and then radiate the heat back, constantly increasing the temperature. The Purple Grid™ cushion allows for continual sleeping without waking up hot.

•	Responsive: Unlike memory foam, which compresses, gets hard and then takes time to recoil, the Purple Grid™ cushion is instantly responsive to the body as it moves.

•	Durable: Hyper-Elastic Polymer® material is a highly durable gel that we believe outlasts most foams by two to three times.

The Hyper-Elastic Polymer® technology also has numerous applications beyond mattress products including current products such as seat cushions and pillows, as well as future product categories. The development of the Hyper-Elastic Polymer® technology is only one of numerous innovations we have achieved to produce a range of unique and effective comfort products across the bedding and seat cushion and other categories.

•

Proprietary technologies and manufacturing expertise provide a significant competitive advantage—The combination of patent protection, proprietary manufacturing equipment and decades of accumulated knowledge creates a competitive advantage through barriers of imitation. We own or have the exclusive right to use over 100 granted or pending patents that cover current and future products as well as proprietary manufacturing equipment we have designed and fabricated. In addition to intellectual property protection of key products and manufacturing capabilities, our team has decades of experience and unique insights derived from inventing and refining proprietary comfort technologies, machines and products. Our patented Mattress Max™ machine, designed and built by Purple, allows for large-format injection molding of gels at scale, which we believe is not a commercially available capability outside of Purple. Capabilities such as these are essential to produce our products efficiently and at scale. We pride ourselves on the ability to continuously innovate our manufacturing, operations and marketing capabilities.

•

Growing brand with passionate following—Our brand mirrors our passion for uncompromising performance, quality and durability, and, with effective use of humor and viral marketing, has been able to cut through the competitive noise. Our digital marketing strategy has achieved a level of social media engagement that few competitors can match, including a series of videos that have been seen more than 1.5 billion times across Facebook and YouTube. Our brand has been able to extend beyond awareness of individual products and we have successfully marketed our full suite of products to customers using a DTC strategy. Despite significant marketing spend, the customer satisfaction of our product has continued to drive “word of mouth” as the most common reason cited as to how a customer has heard of Purple.

•

Balanced, omni-channel distribution strategy—Because we have a differentiated product with benefits that can be felt from the first time a customer lays on our mattress, we sought opportunities to obtain wide reach in brick-and-mortar where our beds could be on display. This is a very different approach versus the majority of bed-in-a-box players who sought traditional CPG distribution, e.g. boxes on shelves. Our goal is to support the customer wherever and however they want to learn, try, and buy through wholesale, owned showrooms, and DTC channels. We are a leader in the DTC category of the bedding market. Our flexible return policies and aggressive expansion of wholesale doors and showrooms allow for more of our targeted customers to feel and experience our products throughout the purchase process. In our wholesale channel, we sell most of our products through select national and regional accounts as well as a variety of independent retail partners throughout the United States and Canada. As a result, we believe we are driving accelerated growth in the bedding market compared to the traditional retail bedding industry.

•

Premium product offerings—The rise of DTC and discounting in retail has oversaturated the market in value mattresses priced below $1,000 for a queen, with continual downward price pressure driven by Amazon and other large discount channels. According to the International Sleep Products Association 2Q19 Bedding Market Quarterly Report (“ISPA Quarterly Report”), in the quarter ended June 30, 2019, 70% of mattresses sold were priced below $1,000 for a queen and yet made up only 43% of the revenue. Our premium queen mattresses start at the $1,100 price point and range up to $3,000. The ISPA Quarterly Report also indicates that, in the overall industry, 30% of units sold are above $1,000 for a queen, but earn 57% of industry revenue. We believe there is opportunity to take share on the premium side of the market.

•

Vertical integration enables nimble design, development and execution—We design and develop our cushioning products in house and we have extensive research and development capabilities led by a team of engineers, industrial designers and marketing specialists. The ability to develop and test products in this manner enables us not only to prototype and deploy new ideas, but also to design and develop corresponding manufacturing equipment and processes. In addition, we continuously refine our production methods to improve product quality and enhance efficiency. The resulting real-time feedback cycle is a key differentiator compared to other competitors that outsource many of these functions and lack an integrated approach.

Growth Strategies

•	Further direct-to-consumer growth and penetration—We believe that we are well positioned to leverage our brand, leading product portfolio, vertical integration and strong marketing capabilities to continue to attract new customers via our DTC channel. Our site was originally built for only a few SKUs and we are investing in redesign and re-platforming as our assortment has grown. Continued successful execution within the DTC channel represents a significant growth opportunity.

•

Expanded multi-channel distribution and retail relationships—Expanding retail distribution of our products via new and existing arrangements represents an opportunity to tap into the large brick-and-mortar category of the cushioning market. We currently sell our products through numerous wholesale partners including Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture, and Bed Bath & Beyond. We are also in discussions with multiple new potential partners to expand our wholesale distribution capabilities. In addition to our two current showrooms, we are also opening four more showrooms during October and November 2019 on the West Coast. We anticipate continual expansion of our showrooms as we optimize the format.

•

Existing product innovation—We have a rich history of product innovation and have developed core competencies in design, prototyping and manufacturing. This vertical integration enables us to continuously refine our existing products and manufacturing processes, as well as to introduce new offerings, with the potential to attract new customers and drive repeat sales. We operate a retail showroom at our Alpine, Utah facility and a Factory Outlet showroom in Salt Lake City, Utah where consumers can experience our brand, learn and engage with our technology, and purchase our products.

•

New product launches—We have a pipeline of future products we are developing. We are constantly exploring new technologies and ways to expand the benefits of our technologies through new product offerings. This includes innovations in mattresses beyond the Purple Grid™ cushion, an upcoming premium pillow that includes new patent-pending technology, assortment expansion and new products in cushioning and additional categories.

•

International expansion—We believe there is a substantial opportunity for international expansion, and we expect to find new opportunities as we expand into various foreign markets. We anticipate entering Canada during 2019 via both DTC and wholesale channels and we plan to expand in other foreign markets in the future as well. More than half of the global mattress market is outside of the USA, and we believe that our differentiated products, multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to enter new markets. We are exploring opportunities for international marketing, manufacturing and warehousing, as well as franchise and wholesale partners.

Corporate History and Structure

On February 2, 2018, our predecessor, Global Partner Acquisition Corp. (“GPAC”), consummated the previously announced Business Combination, pursuant to which a subsidiary of GPAC merged with and into Purple LLC, with Purple LLC surviving the Business Combination as a subsidiary of the Company. In connection with the closing of the Business Combination, GPAC was renamed “Purple Innovation, Inc.” and the operating agreement of Purple LLC was amended so that, among other changes, the existing single class of common membership units was reclassified into two new classes of units, Class A Units and Class B Units.

The Class A Units were issued to and are solely held by Purple Inc. They are voting common units entitled to share in the profits and losses of Purple LLC and receive distributions as declared by Purple LLC’s manager. The amended operating agreement appoints Purple Inc. as the sole managing member of Purple LLC.

As the sole managing member, Purple Inc. operates and controls all of the business and affairs of Purple LLC. Accordingly, although Purple Inc. has a minority economic interest in Purple LLC, Purple Inc. has the sole voting interest in and control of the management and operations of Purple LLC. The Class B Units were initially issued solely to InnoHold. Holders of Class B Units have limited voting rights in Purple LLC and are entitled to share in the profits and losses of Purple LLC and to receive distributions as declared by Purple LLC’s manager.

Also in connection with the Business Combination, Purple Inc. amended its certificate of incorporation and renamed its existing common stock as Class A Common Stock and created a new class of stock named Class B Common Stock. The Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “PRPL.” The Class B Common Stock was initially issued solely to InnoHold. Holders of Class B Common Stock have voting rights commensurate with the Class A Common Stock, but are not entitled to receive dividends, if declared by the Board. In general (i) the number of shares of Class A Common Stock outstanding will always equal the number of Class A Units held by Purple Inc., and (ii) the number of shares of Class B Common Stock outstanding will always equal the number of Class B Units then outstanding.

One share of Class B Common Stock, together with one Class B Unit, is exchangeable for one share of Class A Common Stock, pursuant to the Exchange Agreement. Upon an Exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Common Stock, the corresponding share of Class B Common Stock will be automatically cancelled for no consideration. In addition, upon an exchange, Purple LLC will issue to Purple Inc. an equivalent number of Class A Units. Shares of Class B Common Stock may only be transferred to a person other than the Company or Purple LLC if the transferee is a permitted transferee described in the Exchange Agreement and an equal number of Class B Units are simultaneously transferred to such transferee.

Since the Business Combination, InnoHold has distributed a portion of the Class B Units and Class B Common Stock held by it to certain of its members. As of November 7, 2019, there were 43,365,879 shares of Class B Common Stock and Class B Units outstanding, of which 39,110,837 were held by InnoHold, 1,223,932 were held by Tony Pearce and 1,223,932 were held by Terry Pearce. As of November 7, 2019, Purple Inc. held 10,521,612 Class A Units, representing all of the issued and outstanding Class A Units.

The following diagram summarizes the capital structure of Purple Inc. and Purple LLC, excluding outstanding warrants and options to purchase shares of Class A Common Stock.

Executive Offices

Our executive offices are located at 123 East 200 North, Alpine, Utah 84004. Our telephone number is (801) 756-2600. Our website is located at www.purple.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Management believes that the use of adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Other companies may calculate this non-GAAP measure differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this information in isolation or as a substitute for our financial results prepared in accordance with GAAP.

A reconciliation of GAAP net loss to the non-GAAP measure of adjusted EBITDA is provided below. Adjusted EBITDA represents net income (loss) before interest expense, net other income and depreciation and amortization, excluding certain non-cash and non-recurring costs incurred.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net income (loss)	$8,411	$(4,364)	$350	$(14,199)
Interest expense	1,356	999	3,801	2,672
Other income, net	(138)	(83)	(373)	(184)
Depreciation and amortization	918	533	2,492	1,534
Merger transaction costs	—	—	—	2,028
Debt extinguishment and warrant liability	1,384	—	9,671	—
Stock-based compensation expense	2,935	—	9,740	313
Legal fees	16	46	419	245
Interim CFO costs	183	—	676	—
Severance and executive search costs	40	123	700	543
Prior year sales tax liability	200	—	200	—

Adjusted EBITDA	$15,305	$(2,746)	$27,676	$(7,048)

The Offering

This prospectus supplement relates to the resale by the Selling Stockholders named in this prospectus supplement of 10,000,000 shares of Class A Common Stock issuable upon an Exchange of Paired Securities.

Resale of Class A Common Stock by Selling Stockholders

Shares of Class A Common Stock offered by the Selling Stockholders	10,000,000 shares.

Shares of Class A Common Stock outstanding prior to this Offering	10,521,612 shares.

Shares of Class A Common Stock outstanding after this Offering	20,521,612 shares.

Option to purchase additional shares of Class A Common Stock	1,500,000 shares.

Use of proceeds	All of the shares of Class A Common Stock will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

Trading Market and Ticker Symbol for Class A Common Stock	Our shares of Class A Common Stock are currently listed on NASDAQ under the symbols “PRPL.”

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 10,521,612 shares of our Class A Common Stock outstanding as of November 7, 2019, and excludes:

•

35,365,879 shares of Class A Common Stock issuable upon an Exchange of Paired Securities held by the Selling Stockholders and other holders, which shares of Class A Common Stock are not included in this prospectus supplement;

•	1,604,000 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2019 with a weighted average exercise price of $6.51 per share; and

•

16,783,239 shares of Class A Common Stock issuable upon exercise of outstanding warrants, comprised of 7,762,500 shares of Class A Common Stock issuable upon exercise of outstanding Public Warrants (as defined below), 6,407,499 shares of Class A Common Stock issuable upon exercise of outstanding Sponsor Warrants (as defined below), and 2,613,240 shares of Class A Common Stock issuable upon exercise of outstanding Incremental Loan Warrants (as defined below).

Unless we specifically state otherwise, the information in this prospectus supplement does not take into account the 1,500,000 additional shares of our Class A Common Stock which the underwriters have the option to purchase from the Selling Stockholders.

Coliseum Capital Management, LLC is purchasing 2,000,000 shares from the Selling Stockholders in this offering.

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth under the heading “Risk Factors” and other risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from the filings we make with the SEC.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, those beginning on page 10 of the accompanying prospectus, those beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus supplement, and the accompanying prospectus, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities.

Risks Related to the Offering

Future sales of our Class A Common Stock may depress our share price.

As of November 7, 2019, we had 10,521,612 shares of our Class A Common Stock and 43,365,879 shares of our Class B Common Stock outstanding. Sales of a number of shares of Class A Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our Class A Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Class A Common Stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300 million shares of our Common Stock, including 210 million shares of Class A Common Stock and 90 million shares of Class B Common Stock, and up to five million shares of undesignated preferred stock, par value $0.0001 per share. To raise additional capital, we may in the future sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A Common Stock as to distributions and in liquidation, which could negatively affect the value of our Class A Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Class A Common Stock, and holders of preferred securities would receive distributions of our available assets before distributions to the holders of our Class A Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Statements in this prospectus supplement and the documents incorporated by reference herein and therein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple Innovation, Inc. (the “Company” or “Purple”). Forward-looking statements may include statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods.

INDUSTRY AND MARKET DATA

We include in this prospectus supplement statements regarding factors that have impacted our and our customers’ industries. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, including those published prior to the date on the cover of this prospectus supplement. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. In addition, while we believe that the industry information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus supplement, as well as the other risk factors incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

All of the shares of Class A Common Stock that may be offered by the Selling Stockholders pursuant to this prospectus supplement will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. However, in connection with each Exchange, Purple LLC will cancel the delivered Class B Units and issue to us Class A Units on a one-for-one basis, which will consequently increase our percentage ownership interest in Purple LLC.

The Selling Stockholders will pay any underwriting fees, discounts and commissions and transfer taxes attributable to the resale of the shares of our Class A Common Stock such Selling Stockholders hold. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement. These may include, without limitation, all registration and filing fees, blue sky fees, printing expenses, NASDAQ listing fees, FINRA fees, fees and expenses of our counsel and accountants and one counsel for the Selling Stockholders, fees and expenses of any special experts retained by us in connection with such registration, internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties) and all of our portion of expenses related to the “road-show” for any underwritten public offering.

SELLING STOCKHOLDERS

The following table sets forth, as of November 7, 2019, the names of the Selling Stockholders and the aggregate number of shares of Class A Common Stock that each Selling Stockholder is offering pursuant to this prospectus supplement. In calculating percentages of shares of Class A Common Stock beneficially owned by a particular holder, in accordance with SEC rules, we treated as outstanding the number of shares of our Class A Common Stock issuable upon an Exchange of Paired Securities and did not assume an Exchange of any other holder’s Paired Securities.

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

For purposes of the tables below, we have assumed that after termination of this offering none of the securities offered by this prospectus supplement will be beneficially owned by the Selling Stockholder, and we have further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering.

			Without Exercise of the Underwriters’ Option				With Full Exercise of the Underwriters’ Option
Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Before the Offering		Shares of Class A Common Stock to be Sold in the Offering	Shares of Class A Common Stock Beneficially Owned After the Offering		Percentage of Class A Common Stock Beneficially Owned After the Offering (6)	Shares of Class A Common Stock to be Sold in the Offering	Shares of Class A Common Stock Beneficially Owned After the Offering		Percentage of Class A Common Stock Beneficially Owned After the Offering (6)
InnoHold, LLC (1)	39,110,837	(2)	7,552,136	31,558,701	(5)	60.6%	9,052,136	30,058,701	(7)	59.4%
Tony Pearce (1)	40,334,769	(3)	1,223,932	31,558,701	(5)	60.6%	1,223,932	30,058,701	(7)	59.4%
Terry Pearce (1)	40,334,769	(4)	1,223,932	31,558,701	(5)	60.6%	1,223,932	30,058,701	(7)	59.4%

(1)

Tony Pearce and Terry Pearce, who serve as directors of the Company, are the managers of InnoHold. Each of Terry and Tony Pearce may be deemed to beneficially own the shares of Class B Stock held by InnoHold. Voting and disposition decisions with respect to such securities are made jointly by Terry and Tony Pearce. Each of Terry and Tony Pearce disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of each of InnoHold, Tony Pearce and Terry Pearce is 801 S. 1230 E., Alpine, Utah 84004.

(2)	Consists of 39,110,837 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC.
(3)

Consists of (i) 1,223,932 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by Tony Pearce and (ii) 39,110,837 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.

(4)

Consists of (i) 1,223,932 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by Terry Pearce and (ii) 39,110,837 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.

(5)	Consists of 31,558,701 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.
(6)	Assumes the Exchange of all Paired Securities held by the Selling Stockholders.
(7)	Consists of 30,058,701 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations applicable to a Non-U.S. Holder (as defined below) with respect to the ownership and disposition of shares of our Class A Common Stock. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our Class A Common Stock that treated for U.S. federal income tax purposes as is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Class A Common Stock are urged to consult their own tax advisors.

This discussion only addresses beneficial owners that are Non-U.S. Holders of shares of our Class A Common Stock that hold such shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our Class A Common Stock being taken into account in an applicable financial statement, persons deemed to sell our common stock under the constructive sale provisions of the Code, and Non-U.S. Holders that hold our Class A Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and Treasury regulations, all as in effect and applicable as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in

U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Class A Common Stock.

Distributions

Although we do not anticipate that we will make any distributions on our Class A Common Stock in the foreseeable future, distributions of cash or property that we pay in respect of our Class A Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our Class A Common Stock, and thereafter will be treated as capital gain. However, we (or the paying agent or other intermediary through which you hold your Class A Common Stock elects) may be required to withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the Class A Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if your holdings (actually and constructively) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Class A Common Stock, provided that our Class A Common Stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A Common Stock will be considered to be “U.S. trade or business income” if (i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Class A Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our Class A Common Stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Common Shares in respect of amounts withheld. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our Class A Common Stock. To avoid withholding on dividends, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

BofA Securities, Inc. and Oppenheimer & Co. Inc. are acting as representatives of each of the underwriters named below in connection with the underwritten offering of Class A Common Stock contemplated by this prospectus supplement. Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholders and the underwriters, the Selling Stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the Selling Stockholders, the number of shares of Class A Common Stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	4,778,000
Oppenheimer & Co. Inc.	3,185,000
KeyBanc Capital Markets Inc.	815,000
Raymond James & Associates, Inc.	815,000
Wedbush Securities Inc.	407,000

Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the Selling Stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us and the Selling Stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.231 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$7.00	$70,000,000	$80,500,000
Underwriting discount	$0.42	$4,200,000	$4,830,000
Proceeds, before expenses, to the selling stockholders	$6.58	$65,800,000	$75,670,000

The expenses of the offering, not including the underwriting discount, are estimated at $280,000 and are payable by us. We have also agreed to reimburse the underwriters for certain expenses incurred in connection with the offering in an amount up to $35,000. In addition, we have granted BofA Securities, Inc. and Oppenheimer & Co. Inc. the right to participate in any public or private offering of securities by us, subject to certain limitations.

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,500,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and the selling stockholders and our executive officers and directors have agreed not to sell or transfer any Class A Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A Common Stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any Class A Common Stock,

•	sell any option or contract to purchase any Class A Common Stock,

•	purchase any option or contract to sell any Class A Common Stock,

•	grant any option, right or warrant to purchase any Class A Common Stock,

•	otherwise transfer or dispose of or transfer any Class A Common Stock,

•	request or demand that we file a registration statement related to the Class A Common Stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Class A Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock. It also applies to Class A Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

The shares are listed on the Nasdaq Capital Market under the symbol “PRPL.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A Common Stock. However, the representatives may engage in transactions that stabilize the price of the Class A Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Class A Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A Common Stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the Class A Common Stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of Class A Common Stock which are the subject of the offering contemplated by this prospectus supplement have been offered or will be offered to the public in that Member State prior to the publication of a prospectus supplement in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares of Class A Common Stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A Common Stock shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended

(the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of Class A Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of Class A Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of Class A Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Class A Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A Common Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities covered by this prospectus supplement has been passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. In an underwritten offering of any of the securities covered by this prospectus supplement, the underwriters will be represented by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.purple.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13G with respect to our securities filed on behalf of InnoHold, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 7, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 13, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 6, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 14, 2019, January  31, 2019, February  27, 2019, March  18, 2019, May  14, 2019, May  17, 2019, May  31, 2019, June  11, 2019, June 25, 2019, July  1, 2019, July  9, 2019 (Form 8-K/A), October  4, 2019, and October 15, 2019;

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 29, 2015, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus supplement and before the termination of the offering contemplated hereby.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.purple.com), or by writing or telephoning us at the following address:

Purple Innovation, Inc.

Attn: Casey McGarvey

123 East 200 North

Alpine, Utah 84004

(801) 756-2600

PROSPECTUS

PURPLE INNOVATION, INC.

20,000,000 Shares of Class A Common Stock

The information included or incorporated by reference in this prospectus relates to the resale, from time to time, of up to 20,000,000 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), by the selling stockholders (the “Selling Stockholders”) named in this prospectus. See “Selling Stockholders.”

The shares of Class A Common Stock included in this offering are issuable upon the exchange (an “Exchange”) of shares of our Class B Common Stock (the “Class B Common Stock”), together with an equal number of Class B Common Units (the “Class B Units” and one share of Class B Common Stock together with one Class B Unit, a “Paired Security”) of Purple Innovation, LLC (“Purple LLC”), our consolidated subsidiary, pursuant to the Selling Stockholders’ rights under that certain Exchange Agreement (the “Exchange Agreement”) dated February 2, 2018 by and among the Company, Purple LLC and the Selling Stockholders. In connection with each Exchange, Purple LLC will cancel the delivered Paired Securities and issue to us Class A common units (the “Class A Units”) on a one-for-one basis, which will consequently increase our percentage ownership interest in Purple LLC. See “Description of Capital Stock” for a detailed description of the right to Exchange.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this prospectus or from any issuance of our Class A Common Stock to the Selling Stockholders upon an Exchange. However, we have agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Class A Common Stock. The Selling Stockholders may sell the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares of Class A Common Stock in the section entitled “Plan of Distribution.” The Selling Stockholders intend to offer approximately 8,000,000 shares of Class A Common Stock in an underwritten offering following the effectiveness of the registration statement of which this prospectus forms a part.

Our Class A Common Stock is traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PRPL.” On November 7, 2019, the last reported sales price of the Class A Common Stock was $8.91 per share.

An investment in our securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus, page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. See “Risk Factors—We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	Oppenheimer & Co.

The date of this prospectus is November 8, 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Selling Stockholders may offer and sell an aggregate of up to 20,000,000 shares of our Class A Common Stock from time to time, in one or more offerings, in any manner described below under the heading “Plan of Distribution.” We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders. However, we agreed to pay certain expenses associated with the registration and sale of shares pursuant to this prospectus. To the extent appropriate, the Selling Stockholders will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Purple,” “Purple Inc.,” “Company,” “we,” “us” and “our” refer to Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.), a Delaware corporation. References in this prospectus to the “Business Combination” refer to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 2, 2017 (as amended, the “Merger Agreement”), which transactions were consummated on February 2, 2018.

ii

SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our Class A Common Stock, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

The Company

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, frames, sheets and other products. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer (“DTC”) online channels, retail brick-and-mortar wholesale partners, third-party online retailers and our owned retail showrooms.

The foundation of our business is core competencies in design, development and manufacturing. Decades of accumulated knowledge enable us to create all aspects of our innovative products, including the fundamental comfort technologies and the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format injection molding of our Purple Grid™ cushion (the primary component in our mattresses made with our Hyper-Elastic Polymer® technology), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. There were and still are no off the shelf solutions that can handle both our size and scale requirements. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create an advantage over our competitors who rely on commoditized materials, such as foam and outsourced manufacturing.

In addition to developing transformative, differentiated products and technologies, we have built a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that generates digital marketing content which enables efficient customer acquisition and builds brand affinity. Our digital marketing strategy enables us to market our full product suite to customers, generate frequent interactions online and drive traffic to all channels online and offline that offer our products.

We have been able to capitalize on the DTC macro trend that is transforming the bedding industry. To complement our DTC channel, we have developed multiple wholesale relationships with established vendors such as Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture, and Bed Bath & Beyond. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive our growth in comfort products. For the nine months ended September 30, 2019, our DTC sales channel accounted for 61% of our revenue and wholesale accounted for 39% of revenue, while sales of bedding accounted for 93% of our revenue and other products accounted for 7%.

We have recently experienced significant growth, as evidenced by the following achievements:

•	Net revenue increased 46.7% to $304.1 million in the nine months ending September 30, 2019, compared to $207.3 million in the nine months ending September 30, 2018

•	Net income was $0.4 million in the nine months ending September 30, 2019, compared to a net loss of ($14.2) million in the nine months ending September 30, 2018

•	Adjusted EBITDA was $27.7 million in the nine months ending September 30, 2019, compared to ($7.0) million in the nine months ending September 30, 2018

•	Total doors increased 620% to 1,382 as of September 30, 2019, compared to 192 as of September 30, 2018 from omni-channel initiatives and wholesale channel expansion

•

The Average Selling Price for mattresses increased $337 in the nine months ending September 30, 2019, compared to the nine months ending September 30, 2018 due to the introduction of new premium products and wholesale expansion

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations for Adjusted EBITDA to the most directly comparable GAAP financial measures are included in the section entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA” beginning on page 59 of this prospectus.

Industry and Competition

Our portfolio of products are driven by our commitment to innovating real comfort solutions that meaningfully help every body feel and live better.

Bedding

The bedding category encompasses a variety of products including mattresses, bases, foundations, sheets, mattress protectors, blankets, duvets and pillows. Meaningful innovation in sleep products has been infrequent and limited over the last 150 years. The first coil spring mattress was introduced in the 1860s and it continues to remain one of the most widely adopted technologies. Over 100 years after the creation of the coil spring mattress, the memory foam-based mattress was launched in 1992, with latex, water and air mattresses also emerging during the latter part of the 20th century. Our Purple Grid™ technology represents a meaningful innovation in the following key areas: pressure relief, temperature neutrality, responsiveness, durability and limited motion transfer.

The market for bedding products is large, growing and undergoing fundamental transformations on account of digital marketing and DTC distribution. The U.S. mattress industry is predominantly comprised of vendors that rely on retail distribution as well as a growing number of DTC retailers. The traditional market, led by Tempur-Sealy and Serta Simmons, comprises the vast majority of the market. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air bladders or latex foam.

Over the past several years, growth of the DTC market exceeded that of the broader industry. DTC retailers are typically characterized by e-commerce distribution channels, more affordable pricing, free shipping and returns and limited product offerings. DTC retailers typically use layers of foam cushioning that are assembled into a mattress and compressed and rolled into a box for distribution. The DTC market is highly fragmented, highly competitive primarily on price, and rapidly evolving. DTC competitors include, but are not limited to Casper, Leesa, Resident (Nectar), Saatva and Tuft & Needle. We believe their products are generally low-cost foam, often imported, and undifferentiated in terms of sleep benefits.

Traditional brick-and-mortar retailers remain a significant part of the market for bedding products. This part of the retail market is also highly fragmented and competitive. The leading brick-and-mortar retailers in the United States and Canada are, respectively, Mattress Firm and Sleep Country Canada. These national retailers compete with regional and smaller retailers and retail channels such as furniture and department stores.

Across these channels, some key factors that impact competition in our industry include product features, reliable logistics, marketing efficiency, brand recognition and reputation, expertise of sales and after-market support, pace of innovation and product roadmap, price of products and services, and financial stability and ability to invest in innovation.

Seat Cushions and Other

Our seat cushions and other category consists of seating cushions and other products that can be purchased independent of furniture. To the best of our knowledge, there are no independent market analyses that define the size and growth of this category. It is important to note that there is a significantly larger market for cushioning technology embedded within furniture including chairs and sofas as well as seats found in transportation and other categories requiring seating solutions. We believe this is a substantial market opportunity that we could pursue with either branded product offerings or through branded OEM partnerships to embed our technology.

What Makes Purple Different?

We believe Purple has a particular set of competitive strengths that differentiate and position us for continued success:

•

History of innovation that produced new comfort technology—We are a four-year-old company, built on top of an invention and licensing company founded over 30 years ago. The core team has decades of history developing innovative comfort technology products, including the invention of our proprietary and patented Hyper-Elastic Polymer® technology and the Purple Grid™ cushioning component. Our breakthrough mattress represents what we believe to be the first substantive innovation in the mattress industry since the introduction of memory foam in 1992. The unique properties of the Purple Grid™ cushion enable a number of improvements over existing bedding, compared to competing foam, spring and air mattresses:

•

Pressure Relief: The Purple Grid™ cushion is designed around the science of column buckling which enables firm support across the larger surface areas of a body, while providing pressure relief at local areas or points of pressure or shape. We believe our founders were the first to leverage this science in mattresses. Some of their first mattresses in production were licensed decades ago to medical manufacturers for uses such as critical care beds and continue to this day to be used in hospital beds. The resulting feel is often described as buoyant, similar to floating on water.

•

Temperature Neutral: The Hyper-Elastic Polymer® material itself is temperature neutral, and the nature of The Purple Grid™ cushion is that the surface is mostly air (the channels within the grid), which allows for high air-flow and dissipation of heat and vapor. Competing foam beds absorb heat from the body and then radiate the heat back, constantly increasing the temperature. The Purple Grid™ cushion allows for continual sleeping without waking up hot.

•	Responsive: Unlike memory foam, which compresses, gets hard and then takes time to recoil, the Purple Grid™ cushion is instantly responsive to the body as it moves.

•	Durable: Hyper-Elastic Polymer® material is a highly durable gel that we believe outlasts most foams by two to three times.

The Hyper-Elastic Polymer® technology also has numerous applications beyond mattress products including current products such as seat cushions and pillows, as well as future product categories. The development of the Hyper-Elastic Polymer® technology is only one of numerous innovations we have achieved to produce a range of unique and effective comfort products across the bedding and seat cushion and other categories.

•

Proprietary technologies and manufacturing expertise provide a significant competitive advantage—The combination of patent protection, proprietary manufacturing equipment and decades of accumulated knowledge creates a competitive advantage through barriers of imitation. We own or have the exclusive right to use over 100 granted or pending patents that cover current and future products as well as proprietary manufacturing equipment we have designed and fabricated. In addition to intellectual property protection of key products and manufacturing capabilities, our team has decades of experience and unique insights derived from inventing and refining proprietary comfort technologies, machines and products. Our patented Mattress Max™ machine, designed and built by Purple, allows for large-format injection molding of gels at scale, which we believe is not a commercially available capability outside of Purple. Capabilities such as these are essential to produce our products efficiently and at scale. We pride ourselves on the ability to continuously innovate our manufacturing, operations and marketing capabilities.

•

Growing brand with passionate following—Our brand mirrors our passion for uncompromising performance, quality and durability, and, with effective use of humor and viral marketing, has been able to cut through the competitive noise. Our digital marketing strategy has achieved a level of social media engagement that few competitors can match, including a series of videos that have been seen more than 1.5 billion times across Facebook and YouTube. Our brand has been able to extend beyond awareness of individual products and we have successfully marketed our full suite of products to customers using a DTC strategy. Despite significant marketing spend, the customer satisfaction of our product has continued to drive “word of mouth” as the most common reason cited as to how a customer has heard of Purple.

•

Balanced, omni-channel distribution strategy—Because we have a differentiated product with benefits that can be felt from the first time a customer lays on our mattress, we sought opportunities to obtain wide reach in brick-and-mortar where our beds could be on display. This is a very different approach versus the majority of bed-in-a-box players who sought traditional CPG distribution, e.g. boxes on shelves. Our goal is to support the customer wherever and however they want to learn, try, and buy through wholesale, owned showrooms, and DTC channels. We are a leader in the DTC category of the bedding market. Our flexible return policies and aggressive expansion of wholesale doors and showrooms allow for more of our targeted customers to feel and experience our products throughout the purchase process. In our wholesale channel, we sell most of our products through select national and regional accounts as well as a variety of independent retail partners throughout the United States and Canada. As a result, we believe we are driving accelerated growth in the bedding market compared to the traditional retail bedding industry.

•

Premium product offerings—The rise of DTC and discounting in retail has oversaturated the market in value mattresses priced below $1,000 for a queen, with continual downward price pressure driven by Amazon and other large discount channels. According to the International Sleep Products Association 2Q19 Bedding Market Quarterly Report (“ISPA Quarterly Report”), in the quarter ended June 30, 2019, 70% of mattresses sold were priced below $1,000 for a queen and yet made up only 43% of the revenue. Our premium queen mattresses start at the $1,100 price point and range up to $3,000. The ISPA Quarterly Report also indicates that, in the overall industry, 30% of units sold are above $1,000 for a queen, but earn 57% of industry revenue. We believe there is opportunity to take share on the premium side of the market.

•

Vertical integration enables nimble design, development and execution—We design and develop our cushioning products in house and we have extensive research and development capabilities led by a team of engineers, industrial designers and marketing specialists. The ability to develop and test products in this manner enables us not only to prototype and deploy new ideas, but also to design and develop corresponding manufacturing equipment and processes. In addition, we continuously refine our production methods to improve product quality and enhance efficiency. The resulting real-time feedback cycle is a key differentiator compared to other competitors that outsource many of these functions and lack an integrated approach.

Growth Strategies

•	Further direct-to-consumer growth and penetration—We believe that we are well positioned to leverage our brand, leading product portfolio, vertical integration and strong marketing capabilities to continue to attract new customers via our DTC channel. Our site was originally built for only a few SKUs and we are investing in redesign and re-platforming as our assortment has grown. Continued successful execution within the DTC channel represents a significant growth opportunity.

•

Expanded multi-channel distribution and retail relationships—Expanding retail distribution of our products via new and existing arrangements represents an opportunity to tap into the large brick-and-mortar category of the cushioning market. We currently sell our products through numerous wholesale partners including Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture, and Bed Bath & Beyond. We are also in discussions with multiple new potential partners to expand our wholesale distribution capabilities. In addition to our two current showrooms, we are also opening four more showrooms during October and November 2019 on the West Coast. We anticipate continual expansion of our showrooms as we optimize the format.

•

Existing product innovation—We have a rich history of product innovation and have developed core competencies in design, prototyping and manufacturing. This vertical integration enables us to continuously refine our existing products and manufacturing processes, as well as to introduce new offerings, with the potential to attract new customers and drive repeat sales. We operate a retail showroom at our Alpine, Utah facility and a Factory Outlet showroom in Salt Lake City, Utah where consumers can experience our brand, learn and engage with our technology, and purchase our products.

•

New product launches—We have a pipeline of future products we are developing. We are constantly exploring new technologies and ways to expand the benefits of our technologies through new product offerings. This includes innovations in mattresses beyond the Purple Grid™ cushion, an upcoming premium pillow that includes new patent-pending technology, assortment expansion and new products in cushioning and additional categories.

•

International expansion—We believe there is a substantial opportunity for international expansion, and we expect to find new opportunities as we expand into various foreign markets. We anticipate entering Canada during 2019 via both DTC and wholesale channels and we plan to expand in other foreign markets in the future as well. More than half of the global mattress market is outside of the USA, and we believe that our differentiated products, multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to enter new markets. We are exploring opportunities for international marketing, manufacturing and warehousing, as well as franchise and wholesale partners.

Corporate History and Structure

On February 2, 2018, our predecessor, Global Partner Acquisition Corp. (“GPAC”), consummated the previously announced Business Combination, pursuant to which a subsidiary of GPAC merged with and into Purple LLC, with Purple LLC surviving the Business Combination as a subsidiary of the Company. In connection with the closing of the Business Combination, GPAC was renamed “Purple Innovation, Inc.” and the operating agreement of Purple LLC was amended so that, among other changes, the existing single class of common membership units was reclassified into two new classes of units, Class A Units and Class B Units.

The Class A Units were issued to and are solely held by Purple Inc. They are voting common units entitled to share in the profits and losses of Purple LLC and receive distributions as declared by Purple LLC’s manager. The amended operating agreement appoints Purple Inc. as the sole managing member of Purple LLC.

As the sole managing member, Purple Inc. operates and controls all of the business and affairs of Purple LLC. Accordingly, although Purple Inc. has a minority economic interest in Purple LLC, Purple Inc. has the sole voting interest in and control of the management and operations of Purple LLC. The Class B Units were initially issued solely to InnoHold. Holders of Class B Units have limited voting rights in Purple LLC and are entitled to share in the profits and losses of Purple LLC and to receive distributions as declared by Purple LLC’s manager.

Also in connection with the Business Combination, Purple Inc. amended its certificate of incorporation and renamed its existing common stock as Class A Common Stock and created a new class of stock named Class B Common Stock. The Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “PRPL.” The Class B Common Stock was initially issued solely to InnoHold. Holders of Class B Common Stock have voting rights commensurate with the Class A Common Stock, but are not entitled to receive dividends, if declared by the Board. In general (i) the number of shares of Class A Common Stock outstanding will always equal the number of Class A Units held by Purple Inc., and (ii) the number of shares of Class B Common Stock outstanding will always equal the number of Class B Units then outstanding.

One share of Class B Common Stock, together with one Class B Unit, is exchangeable for one share of Class A Common Stock, pursuant to the Exchange Agreement. Upon an Exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Common Stock, the corresponding share of Class B Common Stock will be automatically cancelled for no consideration. In addition, upon an exchange, Purple LLC will issue to Purple Inc. an equivalent number of Class A Units. Shares of Class B Common Stock may only be transferred to a person other than the Company or Purple LLC if the transferee is a permitted transferee described in the Exchange Agreement and an equal number of Class B Units are simultaneously transferred to such transferee.

Since the Business Combination, InnoHold has distributed a portion of the Class B Units and Class B Common Stock held by it to certain of its members. As of November 7, 2019, there were 43,365,879 shares of Class B Common Stock and Class B Units outstanding, of which 39,110,837 were held by InnoHold, 1,223,932 were held by Tony Pearce and 1,223,932 were held by Terry Pearce. Purple Inc. holds 10,521,612 Class A Units, representing all of the issued and outstanding Class A Units.

The following diagram summarizes the capital structure of Purple Inc. and Purple LLC, excluding outstanding warrants and options to purchase shares of Class A Common Stock.

Executive Offices

Our executive offices are located at 123 East 200 North, Alpine, Utah 84004. Our telephone number is (801) 756-2600. Our website is located at www.purple.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

The Offering

We are registering the resale by the Selling Stockholders named in this prospectus of 20,000,000 shares of Class A Common Stock issuable upon an Exchange of Paired Securities.

Resale of Class A Common Stock by Selling Stockholders

Shares of Class A Common Stock offered by the Selling Stockholders	20,000,000 shares.

Shares of Class A Common Stock outstanding prior to this Offering	10,521,612 shares.

Shares of Class A Common Stock outstanding after this Offering	30,521,612 shares.

Use of proceeds	All of the shares of Class A Common Stock will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

Trading Market and Ticker Symbol for Class A Common Stock	Our shares of Class A Common Stock are currently listed on NASDAQ under the symbols “PRPL.”

The number of shares of our Class A Common Stock to be outstanding after this offering is based on 10,521,612 shares of our Class A Common Stock outstanding as of November 7, 2019, and excludes:

•

23,365,879 shares of Class A Common Stock issuable upon an Exchange of Paired Securities held by the Selling Stockholders and other holders, which shares of Class A Common Stock are not included in this prospectus;

•	1,604,000 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2019 with a weighted average exercise price of $6.51 per share; and

•

16,783,239 shares of Class A Common Stock issuable upon exercise of outstanding warrants, comprised of 7,762,500 shares of Class A Common Stock issuable upon exercise of outstanding Public Warrants (as defined below), 6,407,499 shares of Class A Common Stock issuable upon exercise of outstanding Sponsor Warrants (as defined below), and 2,613,240 shares of Class A Common Stock issuable upon exercise of outstanding Incremental Loan Warrants (as defined below).

Risk Factors

Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 10.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should consider carefully the risks described below, those beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2018, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities.

Risks Related to the Offering

Future sales of our Class A Common Stock may depress our share price.

As of November 7, 2019, we had 10,521,612 shares of our Class A Common Stock and 43,365,879 shares of our Class B Common Stock outstanding. Sales of a number of shares of Class A Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our Class A Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Class A Common Stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 300 million shares of our Common Stock, including 210 million shares of Class A Common Stock and 90 million shares of Class B Common Stock, and up to five million shares of undesignated preferred stock, par value $0.0001 per share. To raise additional capital, we may in the future sell additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Class A Common Stock as to distributions and in liquidation, which could negatively affect the value of our Class A Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Class A Common Stock, and holders of preferred securities would receive distributions of our available assets before distributions to the holders of our Class A Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Risks Related to Our Business

We may experience significant fluctuations in our operating results and growth rate, which could adversely affect our performance and financial results.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depend on the continued growth of demand for our products, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer confidence or preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

In addition, we rely on estimates and forecasts of our expenses and revenues to inform our business strategies, and some of our past estimates and forecasts have not been accurate. The rapidly evolving nature of the direct-to-consumer mattress industry and our business make forecasting operating results difficult. If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer, and the value of our business may decline. If our estimates and forecasts prove incorrect, we may not be able to adjust our operations quickly enough to respond to lower than expected sales or higher than expected expenses.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

•	our ability to attract new customers and the cost of acquiring new customers;

•	our ability and the time required to develop new Mattress Max machines, develop new production lines, scale production capacity and appropriately train staff;

•	the success of our wholesale and our Company showroom expansion efforts;

•	our ability to have enough production capacity to meet customer demand;

•	our ability to effectively manage increasing sales and marketing expenses;

•	our access to sufficient capital resources and liquidity to fund the growth of our business;

•	competition from the sublicensees of intellectual property licensed back to EdiZONE;

•	our ability to offer products on favorable terms, manage inventory, fulfill orders and manage product returns;

•	the introduction of competitive products, services, price decreases, discounts, or improvements;

•	timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;

•	the success of our geographic and product line expansions, including but not limited to power requirements, labor needs, and ease of product distribution;

•	the success of hiring, expeditiously training, and retaining engaged labor locally and worldwide;

•	our ability to secure and retain superior global partners for specialized delivery services;

•	the extent to which we use debt or equity financing, and the terms of any such financing for, our current operations and future growth;

•

the outcomes of legal proceedings, claims, or governmental investigations or rulings, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;

•	the enforceability and validity of our intellectual property rights;

•	our ability to accommodate variations in the mix of products we sell;

•	variations in our level of product returns, as well as our methods of collecting product returns or exchanges;

•	the extent to which we offer free shipping;

•	the extent to which we invest in technology and content, manufacturing, fulfillment, and other expense categories;

•	increases in the prices of materials used in the manufacturing of our products or the costs to produce our products, including but not limited to new or unanticipated tariffs;

•	our ability to anticipate and prepare for disruptions to manufacturing;

•	the extent to which operators of the networks between our customers and our websites successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;

•	our ability to collect amounts owed to us when they become due;

•	the extent to which our internal network or website is affected by denial of service attacks, malicious unauthorized access, outages, and similar events;

•	the extent to which our internal network is affected by spyware, viruses, phishing and other spam emails, intrusions, data theft, downtime, and similar events;

•	our ability to manage the expenses associated with multiple facilities;

•	our ability to secure attractive real estate locations for expansion with sustainable cost structures; and

•	our ability to protect inventory assets from internal and external theft or damage.

We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We are a rapidly growing business with a short operating history. Our relatively short operating history makes it difficult to assess our future performance. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of our limited resources, market acceptance of our products and services and future products and services, competition from new and established companies, including those with greater financial and technical resources, enhancing our products and services and developing new products and services.

For the years ended December 31, 2018 and 2017, we incurred losses of $19.6 million and $8.8 million and had negative working capital of $0.9 million and $18.3 million, respectively. We experienced negative operating cash flow of $21.7 million for the year ended December 31, 2018 and as of December 31, 2018 our accumulated deficit was $4.3 million. We need positive cash flow from operations and additional capital to execute our business plan and growth initiatives. If we are unable to satisfy our liquidity and capital resource requirements our business could become adversely affected.

You should consider our business and prospects in light of the risks and difficulties we may encounter, as described above and elsewhere in this “Risk Factors” section. If we fail to address the risks and difficulties that we face, our business and operating results will be adversely affected.

The growth of our business places significant strain on our resources and if we are unable to manage our growth, we may not have profitable operations or sufficient capital resources.

We are rapidly and significantly expanding our operations, including increasing our product offerings and scaling our infrastructure to support expansion of our manufacturing capacity, our wholesale channel expansion and the opening of our Company showrooms. Our planned growth includes moving our administrative offices, increasing our manufacturing capacity, developing and introducing new products and developing new and broader distribution channels, including wholesale and Company showrooms, and extending our global reach to other countries. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions.

Our continued success depends, in part, upon our ability to manage and expand our operations and facilities and production capacity in the face of continued growth. The growth in our operations has placed, and may continue to place, significant demands on our management and operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and fulfillment capabilities suffer which could adversely affect our operating results. Our revenue growth may not be sustainable, and our percentage growth rates may decrease. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

Our growth depends in part on our ability to manage the opening of our Company showrooms which will require our entering leases and other obligations while the success of our Company showrooms remains unproven. To be successful, we will need to obtain or develop retailing expertise and we will need to hire new employees in states that may have employment laws that could increase our expenses. In general, opening our Company showrooms in new locations exposes us to laws in other states that may not be as employer-friendly as those in which we currently operate, and may expose us to new liabilities. If we are not able to successfully manage the process of opening our Company showrooms and maintaining operations in an expanding number of stores, we may have to close stores and incur sunk costs and continuing obligations that could put a strain upon our resources, damage our brand and reputation and limit our growth.

To manage our growth effectively, we will need to continue to implement operational, financial and management controls and reporting systems and procedures and improve the systems and procedures that are currently in place. There is no assurance that we will be able to fulfill our staffing requirements for our business, successfully train and assimilate new employees, or expand our management base and enhance our operating and financial systems. Failure to achieve any of these goals will prevent us from managing our growth in an effective manner and could have a material adverse effect on our business, financial condition or results of operations. In addition, our revenue and operating profit growth depends on the continued growth of demand for the products offered by us, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth. Further, we may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

When rolling out our new mattress lines through our direct-to-consumer sales channel, we identified a need for internal controls to avoid delays in the timely delivery of our new mattress products and to improve the customer’s experience. Also, we have experienced rapid growth in our employee base, and the need to implement controls and procedures for improving employee training and retention has increased. Competition for employees where our production facilities are located also has increased the costs for employee retention. We have implemented improved controls and procedures in an environment of continuous change and our use of resources may not be as effective as intended or we may need to apply more resources than expected to continue to make changes to improve our employee retention and effectiveness and the quality of our products and services over time. If we are unable to make continuous improvement, achieve greater efficiencies in our operating expenses and improve our products and services, our business could be adversely affected.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In connection with the development and expansion of our business, we expect to incur significant capital and operational expenses. We believe that we can increase our sales and net income by implementing a growth strategy that focuses on (i) increasing our manufacturing capacity, (ii) increasing our direct-to-consumer sales; (iii) expanding our wholesale distribution channel, particularly for our mattress products; (iv) opening our Company showrooms; (v) expanding our global sales; (vi) engaging global partners to improve distribution efficiencies and cost savings; and (vii) product assortment and category expansion.

We believe that our cash flow from operations, together with other available sources of liquidity, including the additional cash we received on February 26, 2019 and additional cash we may have access to under the Amended and Restated Credit Agreement, will be sufficient to fund anticipated operating expenses, growth initiatives and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. Our ability to obtain other capital resources and sources of liquidity may not be sufficient to support future growth strategies. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors, pursue work-out options or other protective measures.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including approval from the lenders under that certain Amended and Restated Credit Agreement dated February 26, 2019 by and among Purple LLC and the lender parties thereto. Adequate financing may not be available or, if available, may only be available on unfavorable terms. The restrictive covenants in the Amended and Restated Credit Agreement may make it difficult to obtain additional capital on terms that are favorable to us, and the lenders may not agree to lend us additional funds. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our future operations or growth strategies. In addition, future equity or debt financings, including under the Amended and Restated Credit Agreement, may require us to also issue warrants or other equity securities that are likely to be dilutive to our existing stockholders. Newly issued securities may include preferences or superior voting rights or, as described above, may be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our long-term growth strategy, maintain our growth and competitiveness or continue in business.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business are complex and involve many subjective assumptions, estimates and judgments by our management, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts), valuation of inventory, internal-use software and website development (acquired and developed internally), accounting for income taxes, valuation of intangible assets, equity-based compensation and loss contingencies. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

The Company’s 2017 financial statements were audited in connection with the Business Combination. As a result of this audit and in anticipation of becoming a public company, the Company implemented many accounting policies. The Company may determine in the future that these policies are not effective or appropriate for the Company. Moreover, the Company may determine that the assumptions it has relied on in preparing its financial statements are not appropriate. These determinations could lead to significant changes in the accounting policies of and assumptions used by the Company in the future, which could negatively impact your investment.

For example, during 2018, the Company identified immaterial errors that caused an overstatement in 2017 of previously reported net inventory and prepaid inventory. The error in net inventory related primarily to a process deficiency in the physical inventory count and reconciliation process that resulted in an overstatement of certain inventory items. The error in prepaid inventory related to the process deficiency in the tracking and reconciling of deposits made to overseas suppliers for inventory orders. The correction of these errors reduced net inventory and prepaid inventory by $2.5 million and $0.9 million, respectively, as of December 31, 2017 and increased cost of revenues in an amount of $3.4 million for the year ended December 31, 2017. The errors had no impact on net cash provided by operating activities. It is possible that additional errors could be identified as we continue to improve our controls and processes.

Our future growth and profitability may depend in part on our ability to continue to improve and expand our product line and to successfully execute new product introductions.

As described in greater detail below, the mattress, pillow and cushion industries are highly competitive, and our ability to compete effectively and to profitably grow our market share depends in part on our ability to continue to improve and expand our product line and related accessory products.

We incur significant research and development and other expenditures in the pursuit of improvements and additions to our product line. If these efforts do not result in meaningful product improvements or new product introductions, or if we are not able to gain widespread consumer acceptance of product improvements or new product introductions, our sales, profitability, cash flows and financial condition may be adversely affected. In addition, if any significant product improvements or new product introductions are not successful, our reputation and brand image may be adversely affected, and our business may be harmed.

A significant portion of our gross profit comes from our mattress products. If we are unable to develop new models of our mattress products or successfully market and sell new mattress models, our profitability may be adversely affected, and our business may be harmed.

Our expansion into new products, market segments and geographic regions subjects us to additional business, legal, financial, and competitive risks.

The majority of our sales are made directly to consumers through our website or certain other e-commerce platforms. We have been expanding our business into the wholesale distribution channel through relationships with our wholesale partners but there can be no assurance that we will continue to experience success with our wholesale partners or that anticipated new locations will be successful.

We may be unsuccessful in generating sales through wholesale channels. We may extend credit terms in connection with such relationships and such relationships may expose us to the risk of unpaid or late paid invoices. In addition, we may provide fixtures to such partners that may be difficult to recover or re-use. We have limited experience in the wholesale channel, and our wholesale customers may not purchase our products in the volume we expect.

Profitability, if any, from sales to wholesale customers and new product offerings may be lower than from our direct-to-consumer model and current products, and we may not be successful enough in these newer activities to recoup our investments in them. If any of these issues were to arise, they could damage our reputation, limit our growth, and negatively affect our operating results.

We may be unsuccessful in opening any of our Company showrooms beyond the store we currently have at our headquarters in Alpine, Utah, the Company factory outlet store in Salt Lake City, Utah and the newly opened Company showrooms in San Diego, California and Seattle, Washington. We have limited experience in opening and operating our Company showrooms. Operating our Company showrooms includes additional risks. For example, we will incur expenses and accept obligations related to additional leases, insurance, distribution and delivery challenges, increased employee management, and new marketing challenges. If we are not successful in our efforts to profitably operate these new stores, our reputation and brand could be damaged, growth could be limited, and our business may be harmed.

In addition, offerings of new products through our direct-to-consumer platform, wholesale distribution channel and our Company showrooms may present new and difficult challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. Expansion of sales channels may require the development of additional, differentiated products to avoid price and distribution conflicts between and within sales channels. Wholesale expansion increases our risk as our wholesale partners will require delaying payments to us on net terms ranging from a few days to 60 or more days. Our Company showroom expansion increases our risk for inventory shrinkage from destruction, theft, obsolescence and factors that render such inventory unusable or unsellable.

New products may come with the same warranty and return risks as mentioned above. New product offerings or expansion into new market channels or geographic regions may subject us to new or additional regulation, which would impose potentially significant compliance and distribution costs.

Our future growth and profitability depend upon the strength of our Purple brand and the effectiveness and efficiency of our marketing programs and our ability to attract and retain customers.

We are highly dependent on the effectiveness of our marketing messages and the efficiency of our advertising expenditures in generating consumer awareness and sales of our products. We continue to evolve our marketing strategies, adjusting our messages, the amount we spend on advertising and where we spend it. We may not always be successful in developing effective messages and new marketing channels, as consumer preferences and competition change, and in achieving efficiency in our advertising expenditures.

We depend heavily on internet-based advertising to market our products through internet-based media and e-commerce platforms. If we are unable to continue utilizing such platforms, if those media and platforms diminish in importance or size, or if we are unable to direct our advertising to our target consumer groups, our advertising efforts may be ineffective, and our business could be adversely affected. The costs of advertising through these platforms have increased significantly, which has resulted in decreased efficiency in the use of our advertising expenditures, and we expect these costs may continue to increase in the future.

We have relationships with online services, search engines, affiliate marketing websites, directories and other website and e-commerce businesses to provide content, advertising and other links that direct customers to our website. We rely on these relationships as significant sources of traffic to our website and to generate new customers. If we are unable to develop or maintain these relationships or develop and maintain new relationships for newly developed and necessary marketing services on acceptable terms, our ability to attract new customers and our financial condition would suffer. In addition, current or future relationships or agreements may fail to produce the sales that we anticipate.

The cost of advertising for web-based platforms, such as Facebook, are increasing significantly. Increasing advertising costs erode the efficiency of our advertising efforts. If we are unable to effectively manage our advertising costs or if our advertising efforts fail to produce the sales that we anticipate, our business could be adversely affected.

Consumers are increasingly using digital tools as a part of their shopping experience. As a result, our future growth and profitability will depend in part on (i) the effectiveness and efficiency of our online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of our products, (ii) our ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on our trademarks to direct consumers to competitors’ websites, (iii) our ability to prevent Internet publication or television broadcast of false or misleading information regarding our products or our competitors’ products, (iv) the nature and tone of consumer sentiment published on various social media sites, and (v) the stability of our website. In recent periods, a number of direct-to-consumer, Internet-based retailers, like us, have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of our Internet-based marketing programs. More recently, the large traditional mattress manufacturers have been increasing their efforts to increase their direct-to-consumer sales which also is increasing the cost of our Internet-based marketing programs and cost of customer conversion.

In the past, we have been the target of publications by purported consumer reviewers who claim to have identified health and safety concerns with our products. While we believe such claims to be baseless, refuting such claims requires us to expend significant resources to educate current and potential customers on the safety of our products. Even if we are able to broadly disseminate factual information to refute such claims and reinforce the safety of our products, such claims and attendant adverse publicity could persist and damage our reputation and brand value and result in lower sales.

The number of third-party review websites is increasing, and such reviews are becoming increasingly influential with consumers. Negative reviews from such sources may receive widespread attention from consumers, which could damage our reputation and brand value and result in lower sales. If we are unable to effectively manage relationships with such reviewers to promote accurate reviews of our products, reviewers may decline to review our products or may post reviews with misleading information, which could damage our reputation and make it more difficult for us to improve our brand value.

If our marketing messages are ineffective or our advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of our products and brand name and in driving consumer traffic to our website, our sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if we are not effective in preventing the publication of confusing, false or misleading information regarding our brand or our products, or if there arises significant negative consumer sentiment on social media regarding our brand or our products, our sales, profitability, cash flows and financial condition may be adversely impacted.

Our future growth and profitability depend, in part, upon our ability to achieve and maintain sufficient production capacity to meet customer demands.

We manufacture our mattresses using our proprietary and patented Mattress Max™ machinery to make our Hyper-Elastic Polymer® cushioning material. Because of the unique features of our Mattress Max machines, new machines are not readily available and must be constructed. We also have experienced inefficiencies in sourcing of materials and production of finished products. We have taken steps to improve our processes and capabilities, but if we are unable to maintain our improvements and continue our improvement initiatives to increase efficiencies, we may not be able to keep up with demand which would harm our business. If we are unable to construct new Mattress Max machines and implement them into our production process in a timely manner, if our existing Mattress Max machines are unable to function at the desired capacity, or if we are unable to develop replacements for the existing Mattress Max machines, our production capacity may be constrained and our ability to respond to customer demand may be adversely impacted. This would negatively impact our ability to grow our business and achieve profitability.

We have engaged in significant related-party transactions with affiliates and owners that may give rise to conflicts of interest, result in losses to the Company or otherwise adversely affect our operations and the value of our business.

We have engaged in numerous related-party transactions involving controlling persons and officers of the Company, as well as with other entities affiliated with controlling persons. Several of these transactions were entered into prior to the Business Combination. For example, since 2010, we have leased our facilities in Alpine, Utah from TNT Holdings, which is owned by Tony Pearce and Terry Pearce. As we grow, and our needs change, we may need to negotiate a termination or modification of this lease. We have leased a new facility in Lehi, Utah and will be moving our headquarters into that building before the end of the first quarter 2020. We currently intend to continue to lease from TNT Holdings the building in Alpine, Utah and use it as a facility for production, research and development and video productions. We also may at some time purchase this Alpine facility from TNT Holdings. Tony and Terry Pearce, either personally or through one or more of their other entities, also have tangible property located in this Alpine facility that has not been clearly identified and separated from our property, although we expect this tangible property to be either removed or identified and separated in 2019. Tony and Terry Pearce pay no rent or other compensation to us to store such property in our leased facility. While there is currently no dispute over the lease, and we do not anticipate a dispute, there could arise in the future a dispute between us and Tony and Terry Pearce over this lease for reasons not currently foreseeable.

Prior to the Business Combination, we also entered into an Amended and Restated Confidential Assignment and License Back Agreement with EdiZONE, an entity beneficially owned and controlled by Tony Pearce and Terry Pearce through their ownership of TNT Holdings, pursuant to which EdiZONE transferred tangible and intellectual property to us and we licensed back to EdiZONE certain intellectual property previously licensed by EdiZONE to third parties prior to the Business Combination in order to enable EdiZONE to continue to meet certain pre-existing license obligations to those third parties. EdiZONE and the Pearces have agreed to not modify or extend these third-party licenses and to not enter new third-party licenses. These third parties include direct competitors to us that at the time of the Business Combination were not selling products through retail channels in which we were selling our products. One of these third parties is now a domestic competitor of ours, as it now sells mattresses through some of the same retailers through which we also sell our products. This competitor’s sales revenues are increasing, resulting in increasing royalties paid to EdiZONE from this licensee. Another third-party licensee may make it difficult for us to expand into certain geographic regions, such as the European Union. Casey McGarvey, our Chief Legal Officer, is also entitled to receive a small percent of such royalties from EdiZONE related to these third-party licenses, in accordance with a small investment made in EdiZONE years before the Business Combination. While the current license back to EdiZONE, as recently amended following the Business Combination, is much narrower than the license that existed at the time of the Business Combination, these third-party licenses, including licenses by EdiZONE to our competitors, may lead to conflicts of interest between us and our insiders receiving royalties. At the time this agreement with EdiZONE was first entered into, Purple LLC had only Tony and Terry Pearce as directors. Subsequent to the Business Combination, the license to EdiZONE was amended to broaden our rights and narrow EdiZONE’s rights with the approval of our independent directors.

Prior to the Business Combination, we also entered into a Shared Services Agreement with other entities controlled by Tony Pearce and Terry Pearce, including EdiZONE, which covered the provision of services to these entities by our employees. The Shared Services Agreement was terminated by us effective July 24, 2019. No legal or accounting services were provided by Purple LLC during 2019 prior to this termination.

Prior to the Business Combination, InnoHold, an entity owned by Terry and Tony Pearce and our controlling stockholder, also granted equity incentive awards in Purple LLC to certain key employees at that time. As a result of the structure of those awards being granted through a separate entity, the equity incentives were required, because of the structure of the Business Combination, to be exchanged for ownership units in InnoHold, to avoid those equity interests becoming of no value to the participants. Those participant’s ownership interests had certain restrictions, including vesting requirements. These equity incentives granted to key employees prior to the Business Combination are forfeited to the extent the grant to an employee is not yet fully vested at the time that employee’s employment is terminated. Before and since the Business Combination, all forfeitures occurring from departing employees have inured to the benefit of only the owners of InnoHold, and not all of our stockholders. This means that the forfeited equity did not increase our currently approved equity incentive pool. This pertains to but is not limited to the forfeitures resulting from the departures occurring after the Business Combination in 2018, including that of the former Chief Executive Officer, Chief Marketing Officer and Chief Brand Officer. Because the forfeited equity resulting from these departures prior to this distribution was held at InnoHold, that forfeited equity did not replenish our equity incentive pool and could not be used for current and future equity grants to those who have replaced and will replace these employees or for other purposes essential to the business. To avoid future forfeitures from inuring only to the benefit of InnoHold’s owners, InnoHold distributed to the incentive participants their pro rata share of InnoHold’s ownership of Class B Common Stock in Purple Inc. and Class B Units in Purple LLC, after which any forfeitures would inure to the benefit of all of our stockholders. InnoHold distributed additional paired shares of Class B Common Stock in Purple Inc. and Class B Units in Purple LLC which also will be subject to the same vesting requirements and result in forfeitures inuring to the benefit of all shareholders. Our current equity incentive pool, as approved by the stockholders prior to the Business Combination in the 2017 Equity Incentive Plan, did not account for the departure, before this distribution by InnoHold, of such key employees who had existing equity grants through InnoHold, and there is a risk that we will have to seek approval from the Board and stockholders to refresh the equity incentive pool earlier than anticipated at the time of the Business Combination because of the unanticipated need to use shares from the existing pool to hire and retain replacements for the prior Chief Executive Officer, Chief Marketing Officer and others. If the equity pool is not refreshed, there is a risk that we may not be able to hire and retain key employees. If the equity pool is refreshed with authorized shares of the Company that are issued in accordance with our 2017 Equity Incentive Plan, our stockholders will be diluted. Also, this distribution by InnoHold to the equity incentive participants has caused us to incur administration expenses related to the distributions, management of the differing vesting schedules and compliance with their rights under the distribution agreements. In addition, the calculations of the distributive share and related income tax withholdings with respect to holders of InnoHold’s Class B Units, as well as the processes by which such distributions and withholdings are made, are highly complex. As a result, there is a risk that the recipients of such distributions or other third parties may claim that we have miscalculated the distribution or income tax withholding amounts or failed to timely pay the taxes. The cost of responding to such claims, including but not limited to the diversion of management’s attention from our operations and defense or settlement costs, could negatively impact our operations and financial results.

In connection with the Business Combination, Purple LLC also entered into a Credit Agreement with the lenders which was guaranteed by Purple Inc. The lenders also are stockholders and warrant holders of the Company and appointed one director to serve on our Board, Adam Gray. Further, on February 26, 2019, the Amended and Restated Credit Agreement between Purple LLC and the lenders thereto, and each of the related documents, including the issuance of additional warrants to the lenders, was closed and an incremental loan was funded. The exercise of rights under this Amended and Restated Credit Agreement by the lenders may create conflicts of interest between us and Mr. Gray.

See “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2018 for a further discussion of all related-party transactions between the Company and insiders.

Disruption of operations in either of our two main manufacturing facilities, including as a result of natural disasters, could increase our costs of doing business or lead to delays in shipping our products.

We have two main manufacturing plants, which are located in Alpine, Utah and Grantsville, Utah. Although we could produce some of our products at both sites, we have consolidated production of certain products at each site. Therefore, the disruption of operations of our manufacturing facilities, particularly where manufacturing has been consolidated, for a significant period of time, or even permanently, such as through the loss of the lease, may increase our costs of doing business and lead to delays in shipping our products to customers. Such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition. Because both of our manufacturing plants are located within the same geographic region, regional economic downturns, natural disasters or other issues could potentially disrupt all of our manufacturing and other operating activities, which could adversely affect our business.

We may not be able to successfully anticipate consumer trends and demand and our failure to do so may lead to loss of consumer acceptance of the products we sell, resulting in reduced net sales.

Our success depends in part on our ability to anticipate and respond to changing trends and consumer demands in a timely manner. Changes in consumers’ tastes and trends and the resultant change in our product mix, as well as failure to offer our consumers multiple avenues for purchasing our products, could adversely affect our business and operating results. If we fail to identify and respond to emerging trends, consumer acceptance of the products we manufacture and sell and our image with current or potential customers may be harmed, which could reduce our net sales. If we misjudge market trends, we may significantly overstock inventory and be forced to take significant inventory markdowns, which would have a negative impact on our gross profit and cash flow. Conversely, shortages of inventory or time to fulfillment of our products that prove popular could also reduce our sales.

We have in some instances kept excessive amounts of raw material inventory and some finished goods inventory, which could be susceptible to shrinkage that may harm our ability to use or sell such inventory and may adversely impact our profitability.

Although we attempt to maintain only the necessary amounts of raw material inventory on hand, in some instances we have accumulated excessive amounts of raw materials inventory. We also have accumulated in the past excessive amounts of some finished goods inventory, and we may again have excessive amounts of some of our inventory. All such excessive inventory is subject to shrinkage from destruction, theft, obsolescence and factors that render such inventory unusable or unsellable, and we have lost inventory for such reasons. While we take efforts to right-size all raw materials and finished goods inventory, if our efforts are not successful, we could continue to experience excessive amounts of some items of raw materials and finished goods and related shrinkage that could adversely impact our cash flow, margins and profitability.

Failure to achieve and maintain a high level of product quality could negatively impact our sales, profitability, cash flows and financial condition.

Our products are highly differentiated from traditional mattresses, sheets, protectors, pillows and cushions. As a result, our products may be susceptible to failures that do not exist with traditional products. We also source some products from third parties whose products may have design or manufacturing defects of which we are not aware. Some of our suppliers of finished goods are in China and it may not be possible to obtain recourse for defects in products from those suppliers. We strive to ensure the quality of all finished goods we purchase, and we have discovered instances where quality of supplied products did not meet our high standards. Failure to discover defects or achieve and maintain acceptable quality standards could impact consumer acceptance of our products or could result in negative media and Internet reports or owner dissatisfaction that could negatively impact our brand image and sales levels.

In addition, a decline in product quality could result in an increase in return rates and a corresponding decrease in sales, or an increase in product warranty claims in excess of our warranty reserves. An unexpected increase in return rates or warranty claims could harm our sales, profitability, cash flows and financial condition.

We currently maintain FDA registrations on a select group of our cushions that are sold through third parties. We are subject to FDA registrations with respect to such products and there is a risk that an FDA inspection could lead to product recall of the FDA registered cushions. While the number of such products is small, a recall could result, among other things, in lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which may have a material adverse effect on our financial condition.

As a consumer innovation company with differentiated products, we face an inherent risk of exposure to product liability claims if the use of our products is alleged to have resulted in personal injury or property damage. If any of our products proves to be defective, we may be required to recall or redesign such products. Such recalls of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We maintain insurance against some forms of product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

We are subject to warranty claims for our products, which could result in unexpected expense.

Our products carry warranties for defects in quality and workmanship. Historically, the amount for return of products, discounts provided to affected customers and cost for returns or warrant claims has been immaterial. However, we may experience significant expense as the result of future product quality issues, product recalls or product liability claims which may have a material adverse effect on our business. The actual costs of servicing future warranty claims may exceed our expectations and have a material adverse effect on our results of operations, financial condition and cash flows. Further, we may modify our warranties from time to time, and limitations to warranties intended to reduce the number of claims may result in customer dissatisfaction. The occurrence of any of the foregoing could have a material adverse effect on our business.

Significant product returns could harm our business.

We allow our customers to return products, subject to our returns policies. If product returns are higher than we anticipate, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies and procedures relating to returns from time to time, and policies and methods of collecting returned products intended to reduce the number of product returns may result in customer dissatisfaction. The occurrence of any of the foregoing could have a material adverse effect on our business.

We have experienced return rates that are higher than originally anticipated. This increase has negatively impacted our business and profitability. If we are unable to continue to identify the causes of these increased returns or to counteract those causes, we may not be able to lower returns or prevent the rate of returns from increasing, which would continue to negatively impact our business and profitability.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of business could affect our operations and financial condition.

In the normal course of business, we may from time to time become involved in various legal proceedings. The outcome of these legal proceedings cannot be predicted. It is possible that an unfavorable outcome of some or all of such matters could cause us to incur substantial liabilities that may have a material adverse effect upon our financial condition and results of operations. Any significant adverse litigation, judgments or settlements could have a negative effect on our business, financial condition and results of operations. Even if we are successful in defending against such litigation, the costs of making such a defense, which may or may not be covered by our insurance, could be significant and have a material adverse effect on our business. The quantity and scope of legal proceedings could cause an increase in the amount we pay for insurance coverage which could negatively affect our financial condition.

Our business could suffer if we are unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

To successfully operate our business, we rely on commercial agreements and strategic relationships with suppliers, service providers and certain wholesale partners and customers. These arrangements can be complex and require substantial infrastructure capacity, personnel, and other resource commitments. Further, our business partners may have disruptions in their businesses or choose to no longer do business with us and the impact of such disruption or choices could be magnified to the extent such business partners represent a significant part of our business. We may not be able to implement, maintain, or develop the components of these commercial relationships. Moreover, we may not be able to enter into additional commercial relationships and strategic alliances on favorable terms or at all.

As our agreements terminate or relationships unwind, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our present and future services agreements, other commercial agreements, and strategic relationships create additional risks such as:

•	disruption of our ongoing business, including loss of management focus on existing businesses;

•	impairment of other relationships;

•	variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

•	difficulty integrating under the commercial agreements.

We have entered into arrangements with several wholesale partners through which we sell certain of our products in their retail stores. We anticipate increasing the number of these partnerships. Also, we have agreed to exclusivity of certain products with some of our wholesale partners. Our relationships with our wholesale partners may not be profitable to us or may impose additional costs that we would not otherwise incur under our prior DTC-only operations. Our wholesale partners may experience their own business disruptions, including for example bankruptcy, that could affect their ability to continue to do business with us. Our wholesale partners may engage in conduct that could breach the exclusivity rights of other wholesale partners. Further, maintaining these relationships may require the commitment of significant amounts of time, financial resources and management attention, and may result in prohibitions on certain sales channels through exclusivity requirements, which may adversely affect other aspects of our business.

We have opened a Company factory outlet store and two Company showrooms. Our business is expanding into additional Company showrooms which, like our online e-commerce retail store, will compete with our wholesale partners for customers. Our relationships with our wholesale partners may be adversely affected by this competition. In our effort to make our products available to consumers in multiple retail channels, there is the risk that sales may diminish in other channels, costs may be incurred without an increase in overall sales and our wholesale partners may no longer carry our products. Managing an omni-channel distribution strategy, including the relationships with business partners in each channel, may require significant amounts of time, resources and attention which may adversely affect other aspects of our business.

Current and future economic conditions could materially adversely affect our sales, profitability, cash flows and financial condition.

Our business has been affected by general business and economic conditions, and these conditions could have an impact on future demand for our products. The global economy remains unstable, and we expect the economic environment to continue to be challenging.

Our sales depend, in part, on discretionary spending by our customers. Pressure on discretionary income brought on by general economic downturns and slow recoveries may cause consumers to reduce the amount they spend on discretionary items. If recovery from any economic downturn is slow or prolonged, our growth, prospects, results of operations, cash flows and financial condition could be adversely impacted.

General economic conditions and discretionary spending are beyond our control and are affected by, among other things, reduced consumer demand for products; insolvency of potential customers; insolvency of our key suppliers resulting in product delays; inability of consumers to obtain credit to finance purchases of our products; decreased consumer confidence; and inability for us, our customers and our suppliers to accurately forecast future product demand trends. If such conditions are experienced in future periods, our industry, business and results of operations could be adversely impacted.

We operate in the highly competitive mattress, pillow and cushion industries, and if we are unable to compete successfully, we may lose customers and our sales may decline.

The mattress, pillow and cushion markets are highly competitive and fragmented. We face competition from many manufacturers (including competitors that primarily manufacture and import from China), traditional brick-and-mortar retailers and online retailers, including direct-to-consumer competitors. Participants in the mattress, pillow and cushion industries compete primarily on price, quality, brand name recognition, product availability and product performance and compete across a range of distribution channels. The highly competitive nature of the mattress, pillow and cushion industries means we are continually subject to the risk of loss of market share, loss of significant customers, reductions in margins, and the inability to acquire new customers.

A number of our significant competitors offer products that compete directly with our products. Any such competition by established manufacturers and retailers or new entrants into the market could have a material adverse effect on our business, financial condition and operating results. Mattress, pillow and cushion manufacturers and retailers are seeking to increase their channels of distribution and are looking for new ways to reach the consumer. Like us, many newer competitors in the mattress industry have begun to offer “bed-in-a-box” or similar products directly to consumers through the Internet and other distribution channels. Some of our established competitors have begun to offer “bed-in-a-box” products as well. Companies providing for the distribution of mattresses online or through retail stores, such as Amazon and Walmart, also have begun to offer competing products in their respective channels. In addition, retailers outside the U.S. have integrated vertically in the furniture and bedding industries, and it is possible that retailers may acquire other retailers or may seek to vertically integrate in the U.S. by acquiring a mattress manufacturer.

Many of our current and potential competitors may have substantially greater financial support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, mature distribution methods, and more established relationships in the industry than we do and sell products through broader and more established distribution channels. These competitors, or new entrants into the market, may compete aggressively and gain market share with existing or new products, and may pursue or expand their presence in the mattress, pillow and cushion industries. We cannot be sure we will have the resources or expertise to compete successfully in the future. We have limited ability to anticipate the timing and scale of new product introductions, advertising campaigns or new pricing strategies by our competitors, which could inhibit our ability to retain or increase market share, or to maintain our product margins. Our current and potential competitors may secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing. Also, due to the large number of competitors and their wide range of product offerings, we may not be able to continue to differentiate our products through value, styling or functionality from those of our competitors. Our products are also typically heavier than others and some markets we wish to expand into will not support delivery of our heavy products through parcel services or other affordable home delivery services, limiting our ability to serve the market.

One competitor, which has been a licensee of EdiZONE for over fifteen years, uses substantially similar technology to our Hyper-Elastic Polymer material and Purple Grid cushion in its own mattress, topper and pillow products sold through branded retail stores domestically and in Canada. This competitor recently has been seen to be growing its sales and now distributes its products through wholesale partners with retail locations where our mattresses are sold. This competitor may continue to increase its sales and expand into additional distribution channels which could erode our sales in those retail locations and channels. The continuing growth of this single competitor could adversely affect our business.

A consolidation of the domestic market for foam may increase the prices for foam in the geographical market in which we purchase foam which could adversely affect our business.

In addition, the barriers to entry into the retail bedding industry are relatively low. New or existing bedding retailers could enter our markets and increase the competition we face. Competition in existing and new markets may also prevent or delay our ability to gain relative market share. Any of the developments described above could have a material adverse effect on our planned growth and future results of operations.

Moreover, the U.S. Department of Commerce (the “Department”) opened an antidumping investigation into whether mattresses imported from China are being sold into the United States at below fair market value. The investigation results from a petition filed by U.S. mattress manufacturers claiming that in recent years Chinese exporters have unfairly made large gains in market share by undercutting prices. On May 29, 2019, the Department made a preliminary determination to impose import duties on Chinese exporters. On October 18, 2019, the Department made its final determination imposing import duties on exporters of Chinese mattresses. Upon publication of the final determination, the Department will instruct U.S. Customs and Border Protection to continue to collect cash deposits equal to the applicable final weighted-average dumping rate. The U.S. International Trade Commission (the “ITC”) is currently scheduled to make its final injury determination on about December 2, 2019. If the ITC reaches an affirmative final injury determination, the Department will issue an antidumping order. If the ITC reaches a negative final determination of injury, the antidumping investigation will be terminated and no order will be issued. If there is not a final determination of injury or if the antidumping duties do not result in the prevention of dumping of underpriced Chinese mattresses into the U.S. market, we could continue to experience a negative impact on our planned growth and the future results of operations.

We will face different market dynamics and competition as we develop new products to expand our presence in our target markets. In some markets, our future competitors may have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brands, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be costlier and less profitable than our efforts in our existing markets. If we are not as successful as our competitors are in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

If we are unable to effectively compete with other manufacturers and retailers of mattresses, pillows and cushions, our sales, profitability, cash flows and financial condition may be adversely impacted.

We may not be able to protect our product designs and other proprietary rights adequately, which could adversely affect our competitive position and reduce the value of our products and brands, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative brands, product designs and functionality and materials for use in our products. We regard our trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology, and similar intellectual property as critical to our success, and we rely on trademark, copyright, and patent law, trade secret protection, and confidentiality agreements and license agreements with our employees, customers, and others to protect our proprietary rights.

We own various U.S. and foreign patents and patent applications related to certain elements of the design and function of our mattresses, pillows, cushions and related products, as well as related to proprietary formulas and related technology for certain materials used in the manufacturing of our products. We own numerous registered and unregistered trademarks and trademark applications, as well as other intellectual property rights, including trade secrets, trade dress and copyrights, which we believe have significant value and are important to the marketing of our products. Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties.

Despite our efforts, we may not be able to adequately protect or enforce our intellectual property and other proprietary rights. Effective protection or enforcement of intellectual property rights may be unavailable or limited in the jurisdictions in which we do business. We also may be unable to acquire or maintain appropriate domain names in all jurisdictions in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. Policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights, which may be costly and may divert our management’s attention away from our core business. Furthermore, there is no guarantee that litigation would result in an outcome favorable to us. Third parties that license our proprietary rights also may take actions that diminish the value of our proprietary rights or reputation. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of any intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Although we do not believe any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse effect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

Purple LLC has licensed certain intellectual property to EdiZONE, LLC, which is owned by Tony and Terry Pearce via TNT Holdings, LLC, for the purpose of enabling EdiZONE to meet its contractual obligations to licensees of EdiZONE under contracts entered into years before the Business Combination, and some of those licensees are competitors of Purple LLC and have exclusivity rights that Purple LLC is required to observe.

Purple LLC has licensed to EdiZONE, LLC, which is an entity owned by Tony and Terry Pearce through TNT Holdings, LLC, certain intellectual property rights for use by EdiZONE outside of the consumer comfort market. Prior to the Business Combination, EdiZONE’s business model was the creation and licensing of intellectual property, and it had granted many licenses over time, most of which were terminated prior to the Business Combination. When EdiZONE assigned its intellectual property to Purple LLC it received in return a license back of the intellectual property it needed to maintain its contractual obligations under the licenses that still were in place at that time. After the Business Combination, this license back to EdiZONE has been amended with the cooperation of Purple LLC, EdiZONE and the Pearces to further narrow EdiZONE’s rights, in order to minimize the conflicts of interest that may exist. Although there are no conflicts of interest foreseen at this time, if conflicts of interest do arise and are not properly addressed, disputes may occur which may be detrimental to the Company.

EdiZONE previously entered into licenses, as described above, for comfort-related intellectual property. These licenses include exclusivity rights that may prohibit us from selling our existing mattresses or potentially new products in certain geographic areas, including domestically and in the European Union. That risk may be addressed by redesign of the configuration of the Hyper-Elastic Polymer in that geographic region by either using existing technologies already assigned by EdiZONE to Purple LLC or developing new technologies. Alternatively, that risk may not exist at all to the extent Purple LLC’s current mattress products are the subject of expired patent rights licensed by that licensee or because Purple LLC is not the licensor. However, there can be no assurance that our future sales in these geographic territories, if any, will not be challenged by the licensee as a violation of the license agreements, or that any redesigned mattresses created by us will be successful. If Purple LLC’s activities are challenged by a licensee, Purple LLC has an indemnification obligation to EdiZONE and the Pearces, which may be an expense to the Company.

In addition, if these third parties violate their licenses or infringe on intellectual property owned by Purple LLC and Purple LLC is unable to take effective action against such violating or infringing parties, we may be unable to protect against this infringement or the effects of such violations and our business could be harmed.

Purple LLC has obtained, with the cooperation of EdiZONE and the Pearces, the right to enforce its intellectual property rights at Purple LLC’s option, contingent on Purple LLC’s agreement to indemnify EdiZONE and fund the expense of such enforcement. In the event such enforcement is deemed necessary by Purple LLC, Purple LLC may not be able to enforce its rights and may not be successful in any such efforts to enforce its intellectual property rights and this may harm our business.

Substantial and increasingly intense competition worldwide in e-commerce may harm our business.

Consumers who might purchase our products from us online have a wide variety of alternatives for purchasing competing mattresses, pillows and cushions, including traditional brick and mortar retailers (as well as the online and mobile operations of these traditional retailers), other online direct-to-consumer retailers and their related mobile offerings, online and offline classified services, online retailer platforms, such as Amazon.com, and other shopping channels, such as offline and online home shopping networks.

The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for the sale of all types of goods and services, including products that compete directly with our products.

Consumers who purchase mattresses, pillows and cushions through us have more and more alternatives, and merchants have more online channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful e-commerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that may be controversial with and lead to dissatisfaction among our customers, which could reduce activity on our platform and harm our profitability.

In addition, sellers in our industry are increasingly utilizing multiple sales channels, including the acquisition of new customers by paying for search-related advertisements on horizontal search engine sites, such as Google, Yahoo!, Naver and Baidu. We use product search engines and paid search advertising to help users find our sites, but these services also have the potential to divert users to other online shopping destinations. Consumers may choose to search for products with a horizontal search engine or shopping comparison website, and such sites may also send users to other shopping destinations. Consumers may not be familiar with or confused by our current web address: purple.com.

We also face increased competitive pressure as the competitive norm for, and the expected level of service from, e-commerce has significantly increased, due to, among other factors, improved user experience, greater ease of buying goods, lower (or no) shipping costs, faster delivery times and more favorable return policies. Also, certain platform businesses, many of whom are larger than us or have greater capitalization, have a dominant and secure position in other industries or certain significant markets, and offer a broader variety of mattress, pillow and cushion products to consumers and retailers that we do not offer. If we are unable to change our product offerings in ways that reflect the changing demands of e-commerce and mobile commerce marketplaces, particularly the higher growth of sales of fixed-price items and higher expected service levels, or compete effectively with and adapt to changes in larger platform businesses, our business will suffer.

Some of our e-commerce competitors offer a significantly broader range of products and services than we do. Competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can. Other direct-to-consumer retailers and e-commerce competitors may offer or continue to offer faster shipping, free shipping, delivery on Sunday, same-day delivery, favorable return policies or other transaction-related services which improve the user experience on their sites and which could be impractical or inefficient for us to match. Competitors may be able to innovate faster and more efficiently, and new technologies may increase competitive pressure by enabling competitors to offer more efficient or lower-cost services.

If we cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of our products and our revenues could decline.

Rapid, significant technological changes continue to confront the industries in which we operate. We cannot predict the effect of technological changes on our business. We expect that new services and technologies applicable to the industries in which we operate will continue to emerge. These new services and technologies may be superior to, or render obsolete, the technologies we currently use in our products and services. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, our ability to adopt new services and develop new technologies may be inhibited by industry-wide standards, new laws and regulations, resistance to change from clients or merchants, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and adapt to technological changes and evolving industry standards.

A reduction in the availability of credit to consumers generally or under our existing consumer credit programs could harm our sales, profitability, cash flows and financial condition.

We offer financing to consumers through third-party consumer finance companies. As of December 31, 2018, approximately 28% of our sales were financed through third-party consumer finance companies. The amount of credit available to consumers may be adversely impacted by macroeconomic factors that affect the financial position of consumers as suppliers of credit adjust their lending criteria. In addition, changes in federal regulations effective in 2010 placed additional restrictions on all consumer credit programs, including limiting the types of promotional credit offerings that may be offered to consumers.

These third-party consumer finance companies offer consumer financing options to our customers through agreements that may be terminated by us or the companies upon thirty days’ prior written notice. These consumer finance companies have discretion to control the content of financing offers to our customers and to set minimum credit standards under which credit is extended to customers.

Reduction of credit availability due to changing economic conditions, changes in regulatory requirements, or the termination of our agreements with third-party consumer finance companies could harm our sales, profitability, cash flows and financial condition.

We attempt to maintain only the necessary amounts of raw material inventory, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability.

We attempt to maintain only the necessary amounts of raw material inventory on hand, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability. Lead times for ordered components may vary significantly, especially as we source some of our materials from China. Moreover, we may experience increased costs in sourcing Chinese materials as a result of the current status of the U.S.-China trade relationship or may experience related disruption if we seek to replace Chinese suppliers with suppliers in other countries. In addition, some components used to manufacture our products are provided on a sole source basis. Any unexpected shortage of materials caused by any disruption of supply or an unexpected increase in the demand for our products, could lead to delays in shipping our beds to customers. Any such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition.

We rely upon several key suppliers that are, in some instances, the only source of supply currently used by us for particular materials, components or services. A disruption in the supply or substantial increase in cost of any of these products or services could harm our sales, profitability, cash flows and financial condition.

We currently obtain all of the raw materials and components used to produce our mattresses, pillows and cushions from outside sources. In some cases, we have chosen to obtain these materials and components from suppliers who serve as the only source of supply, or who supply the vast majority of our needs of the particular material or component. While we believe that these materials and components, or suitable replacements, could be obtained from other sources, in the event of a disruption or loss of supply of relevant materials or components for any reason, we may not be able to find alternative sources of supply, or if found, may not be found on comparable terms. In addition, a change in the financial condition of some of our suppliers could impede their ability to provide products to us in a timely manner. Further, we maintain relatively small supplies of our raw materials and outsourced goods at our manufacturing facilities, and any disruption in the on-going shipment of supplies to us could interrupt production of our products, which could result in a decrease of our sales or could cause an increase in our cost of sales, either of which could decrease our liquidity and profitability.

If our relationship with the primary supplier of our mineral oil is terminated, we could have short-term difficulty in replacing these sources since there are relatively few other suppliers presently capable of supplying the local volume that we would need in a short period of time.

Fluctuations in the price, availability and quality of raw materials could cause delays that could result in our inability to provide goods to our customers or could increase our costs, either of which could decrease our earnings.

In manufacturing products, we use various commodity components, such as polyurethane foam, oil, our spring units, ingredients for our Hyper-Elastic Polymer® material, our water-based adhesive and other raw materials. Because we are dependent on outside suppliers for our raw materials, fluctuations in their price, availability, and quality could have a negative effect on our cost of sales and our ability to meet our customers’ demands. Competitive and marketing pressures may prevent us from passing along price increases to our customers, and the inability to meet our customers’ demands could cause us to lose sales.

Our success is highly dependent on our ability to provide timely delivery to our customers, and any disruption in our delivery capabilities or our related planning and control processes may adversely affect our operating results.

An important part of our success is due to our ability to deliver our products to our customers in a timely manner. This in turn is due to our successful planning and distribution infrastructure, including ordering, transportation and receipt processing, the ability of our suppliers to meet our distribution requirements and the ability of our contractors to meet our delivery requirements. Our ability to maintain this success depends on the continued identification and implementation of improvements to our planning processes, distribution infrastructure and supply chain. We also need to ensure that our distribution infrastructure and supply chain keep pace with our anticipated growth and increased product output. The cost of these enhanced processes could be significant and any failure to maintain, grow or improve them could adversely affect our operating results.

We rely on FedEx and other carriers to deliver our products to customers on a timely, convenient, and cost-effective basis. We also rely on the systems of such carriers to provide us with accurate information about the status and delivery of our products. Any significant delay in deliveries to our customers could lead to increased cancellations and returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability, cash flows and financial condition. Lack of accurate information from such carriers could damage our brand and our relationship with our customers.

Our business could also be adversely affected if there are delays in product shipments to us due to freight difficulties, delays in product shipments clearing U.S. Customs for reasons of non-compliance or otherwise, challenges with our suppliers or contractors involving strikes or other difficulties at their principal transport providers or otherwise. Such delays could adversely affect our profitability and reputation.

We have experienced delays in the timely delivery of our mattress products. These delays have caused customer dissatisfaction with their experience with the Company and, in some cases, customers have cancelled their orders or returned their mattresses. We are working to rectify these delays with both internal operating and customer service controls and assistance offered to our third-party delivery providers. We have contracted with new delivery providers and are also seeking to qualify other delivery providers who can meet our standards. If we are unable to correct these deficiencies, we may suffer lost sales, damage to our reputation and liabilities to customers that could have a material adverse impact on our business.

Our business operations could be disrupted if our information technology systems fail to perform adequately or are disrupted by natural disasters or other catastrophes or if we are unable to protect the integrity and security of our information systems.

We depend largely upon our information technology systems in the conduct of all aspects of our operations. If our information technology systems fail to perform as anticipated, we could experience difficulties in virtually any area of our operations, including but not limited to receiving orders from customers, replenishing inventories or delivering our products. We may be required to incur significant capital expenditures in the pursuit of improvements or upgrades to our management information systems. These efforts may take longer and may require greater financial and other resources than anticipated, may cause distraction of key personnel, and may cause short-term disruptions to our existing systems and our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our information systems to respond to changes in our business needs, our ability to run our business could be adversely affected. It is also possible that our competitors could develop better e-commerce platforms than ours, which could negatively impact our sales.

In addition, our systems may experience service interruptions or degradation due to hardware and software defects or malfunctions, computer denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, information hijacking or ransom, and intentional acts of vandalism. Some of our systems are not fully redundant and our disaster recovery planning is not sufficient for all eventualities. Any of these or other systems related problems could, in turn, adversely affect our sales and profitability.

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. In addition, we may share with third-parties personal information we have collected. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred recently at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system or the systems of third-parties with which we have shared personal information and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information.

We and third-parties with which we have shared personal information have been subject to attempts to breach the security of networks, IT infrastructure, and controls through cyber-attack, malware, computer viruses, social engineering attacks, and other means of unauthorized access. To the best of our knowledge, attempts to breach our networks and IT infrastructure have not been successful to date, but we have been a victim of a spear-phishing attack. A breach of systems that resulted in the unauthorized release of sensitive data could adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages. An electronic security breach resulting in the unauthorized release of sensitive data from information systems could also materially increase the costs we already incur to protect against these risks. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, while losses arising from a breach may be covered in part by insurance that we carry, such coverage may not be adequate for liabilities or losses actually incurred.

We may be subject to data privacy and data breach laws in the states in which we do business, and as we expand into other countries, we may be subject to additional data privacy laws and regulations. State data privacy laws (such as the California Consumer Privacy Act), including application and interpretation, are rapidly evolving. While we attempt to comply with such laws, we may not be in compliance at all times in all respects. Failure to comply with such laws may subject us to fines, administrative actions, and reputational harm.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift cards, direct debit from a customer’s bank account, electronic payments (e.g., PayPal and Venmo), consumer invoicing and physical bank check. For existing and future payment options we offer to our customers, we may become subject to additional regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payment methods). For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and negatively impact our profitability. We rely on third parties to provide certain payment methods and payment processing services, including the processing of credit cards, debit cards, electronic checks, electronic fund transfers, and promotional financing. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us.

Our customers primarily use credit cards to buy from us. We are subject to the policies, procedures and rules of credit card issuers and payment card processors. We are completely dependent upon our payment card processors to process the sales transactions and remit the proceeds to us. The payment card processors have the right to withhold funds otherwise payable to us to establish or increase reserves based on their assessment of the inherent risks of payment card processing and their assessment of the risks of processing our customers’ payment cards at any time, and have done so from time to time in the past. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted in ways that make it difficult or impossible for us to comply. If we fail to comply with any of these policies, procedures, rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. In addition, events affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors, could have a material adverse effect on our business.

Credit card fraud and our response to it could adversely affect our business.

We have received and anticipate we will continue to receive orders placed with fraudulent credit card data. If we fail to adequately control fraudulent credit card transactions it could reduce our net revenues and our gross profit or cause credit card or payment system companies to increase their fees to us or disallow their cards’ use for customer payments on our website. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. If we are unable to detect or control credit card fraud, claims against us for these transactions could harm our business, prospects, financial condition and results of operation.

Further, to the extent that our efforts to prevent fraudulent orders result in our inadvertent refusal to fill legitimate orders, we would lose the benefit of legitimate potential sales and risk the alienation of legitimate customers. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are at risk of fraudulent returns.

We believe some customers have processed a return of their purchased mattress products, and received a refund of the purchase price, fraudulently. If we fail to detect and prevent these fraudulent activities, we will suffer losses that would adversely affect our profitability. Also, our efforts to monitor and prevent fraud committed by customers could alienate legitimate customers which also could have a material adverse effect on our business.

We depend on a few key employees, and if we lose the services of certain of our principal executive officers, we may not be able to run our business effectively.

Our future success depends in part on our ability to attract and retain key executive, merchandising, marketing, sales, finance, operations and engineering personnel. If any of our executive officers cease to be employed by us, we would have to hire additional qualified personnel. Our ability to successfully attract and hire other experienced and qualified executive officers cannot be assured and may be difficult because we face competition for these professionals from our competitors, our suppliers and other companies operating in our industry. Since the Business Combination, we have hired a new Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and a Chief Retail Officer. We have also experienced the departure of the prior Chief Marketing Officer and the prior Chief Branding Officer. These departures and any delay in replacing these executives could significantly disrupt our ability to grow and pursue its strategic plans. We are currently in the process of searching for a qualified replacement for our Chief Marketing Officer. While we believe our new executive officers have benefitted and will continue to benefit us, finding qualified replacements is time-consuming, takes Company resources, and can disrupt our growth and achievement of strategic plans.

Further, the involvement of Tony and Terry Pearce has been crucial to the success of our company because of their extensive experience with and technical knowledge of our products. Pursuant to the employment agreements that have been entered into with them in connection with the consummation of the Business Combination, they are not required to work a particular number of hours for us or to be based at any particular location. While still providing services to us under their employment agreements, both Tony and Terry Pearce have reduced their time spent in the office. If we are unsuccessful in our efforts to build out our research and development capabilities around the many technologies conceived by Tony and Terry Pearce, our ability to develop new technologies and innovative products may be adversely affected.

Our business exposes us to personal injury, property damage and product liability claims, which could result in adverse publicity and harm to our brands and our results of operations.

We may be subject to personal injury, property damage and product liability claims for the products that we sell or related to the Company showrooms we will operate. Any personal injury, property damage or product liability claim made against us, whether or not it has merit, could be time consuming and costly to defend, resulting in adverse publicity, or damage to our reputation, and have an adverse effect on our results of operations. In addition, any negative publicity involving our vendors, employees, labor contractors, delivery contractors and other parties who are not within our control could negatively impact us.

Further, the products we sell are subject to regulation by the U.S. Consumer Product Safety Commission (“CPSC”) and similar state and international regulatory authorities. Such products could be subject to recalls and other actions by these authorities. Product safety concerns may require us to voluntarily remove selected products from our stores. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We have complied with CPSC regulations to voluntarily report our discovery of a potential defect in an accessory product supplied to us and some of our competitors by third parties which has resulted in some failures of the product to perform as intended and which could be determined to be a substantial product hazard for our customers. A handful of minor injuries have been reported, although no serious injuries have been substantiated as a result of such failures. We are working with the CPSC to investigate and make sure appropriate action is taken. We have stopped selling this product while we investigate and work with the CPSC. We are also working on developing improvements to ensure that this product functions properly for the intended useful life. However, there can be no assurance that we will be successful in developing such improvements or that any proposed improvements will remove all defects from this product or be approved by the CPSC. If it is determined this product is not safe and cannot be made safe, we may choose or be required to undertake a different corrective action, such as replacing the product or providing a refund to all of our customers who have purchased it. The CPSC could make a finding that the product is defective and dangerous and/or exert pressure on us to issue a joint voluntary recall, involving a replacement of the product, which could harm our brand and reputation and inhibit our ability to attract customers for any of our products. At this stage we are unable to determine the likely cost to us to resolve this issue. However, if we are required to recall all of the affected products, the cost of doing so could materially adversely impact our operations and financial results, as well as our use of cash to achieve our growth plans. In addition, we may be unable to obtain recourse from the supplier for any liability incurred with respect to such product failures and related remediation actions. If we determine that improvement of the products is possible, and if approved by the CPSC, we will incur the expense of such improvement. If a customer is harmed by a product failure there also could be litigation and expenses related to a claim of personal injury, which could harm our brand and reputation and negatively affect our operating results.

We have received notice from the CPSC of several other purported consumer complaints regarding some of our products. While we believe such complaints to be baseless, in terms of the alleged harms and, in some cases, the individual’s actual use of our product, we are required to devote significant amounts of time, attention and other resources, including financial resources, to investigating and responding to such complaints. Further, because the complaints are available to the public, such complaints could result in adverse publicity or damage to our reputation and brand value and result in lower sales.

We maintain insurance against some forms of personal injury, property damage and product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

Regulatory requirements, including, but not limited to, trade, customs, environmental, health and safety requirements, may require costly expenditures and expose us to liability.

Our products and our marketing and advertising programs are subject to regulation in the U.S. by various federal, state and local regulatory authorities, including the Federal Trade Commission and U.S. Customs and Border Protection. In addition, our operations are subject to federal, state and local consumer protection regulations and other laws relating specifically to the bedding industry. These rules and regulations may change from time to time or may conflict. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance. For example, the CPSC and other jurisdictions have adopted rules relating to fire retardancy standards for the mattress industry. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the current standard. Additionally, California, Rhode Island and Connecticut have all enacted laws requiring the recycling of mattresses discarded in their states. State and local bedding industry regulations vary among the states in which we operate but generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as “new” or otherwise, controls as to hygiene and other aspects of product handling, disposal, sales, resales and penalties for violations. We or our suppliers may be required to incur significant expense to the extent that these regulations change and require new and different compliance measures. For example, new legislation aimed at improving the fire retardancy of mattresses, regulating the handling of mattresses in connection with preventing or controlling the spread of bed bugs could be passed, or requiring the recycling of discarded mattresses, could result in product recalls or in a significant increase in the cost of operating our business. In addition, failure to comply with these various regulations may result in penalties, the inability to conduct business as previously conducted or at all, or adverse publicity, among other things. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business. We are also subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets).

Our marketing and advertising practices could also become the subject of proceedings before regulatory authorities or the subject of civil claims by competitors and other parties, which could result in civil litigation or regulatory penalties and require us to alter or end these practices or adopt new practices that are not as effective or are more expensive. Despite our efforts to comply with all marketing laws and regulations, we may not be in complete compliance at all times. Some competitors engage in the practice of regularly sending notices of non-compliance with certain of these regulations, and demand proof of compliance, and while we may believe we comply this practice consumes our resources, could lead to litigation and may have a negative impact on our financial condition.

In addition, we are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. We may not be in complete compliance with all such requirements at all times, and we have been required in the past to make changes to our facilities in order to comply with these requirements. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. If a release of harmful or hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. As a manufacturer of mattresses, pillows, cushions and related products, we use and dispose of a number of substances, such as glue, oil, solvents and other petroleum products, as well as certain foam ingredients, that may subject us to regulation under numerous foreign, federal and state laws and regulations governing the environment. Among other laws and regulations, we are subject in the U.S. to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state and local statutes and regulations.

We are also subject to federal laws and regulations relating to international shipments, customs, and import controls. We may not be in complete compliance with all such requirements at all times, and if we are not in compliance with such requirements, we may be subject to penalties or fines, which could have an adverse impact on our financial condition and results of operations.

Our operations could also be impacted by a number of pending legislative and regulatory proposals to address greenhouse gas emissions in the U.S. and other countries. Certain countries have adopted the Kyoto Protocol. New greenhouse gas reduction targets have been established under the Kyoto Protocol, as amended. This and other initiatives under consideration could affect our operations. These actions could increase costs associated with our manufacturing operations, including costs for raw materials, pollution control equipment and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future consolidated financial condition, results of operations, or cash flows.

We are also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, trade and protectionist measures, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services or access to our facilities, the design and operation of websites and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Unfavorable regulations and laws could diminish the demand for, or availability of, our products and services and increase our cost of doing business.

Claims have been made against us for alleged violations of the Americans with Disability Act (“ADA”) related to accessibility to our website by the blind. The law is unsettled as to whether the ADA covers websites and what standards are applicable, but courts in certain jurisdictions have recognized these types of ADA claims. While we comply with industry standards for making our website accessible to the blind, and regularly test our site for this purpose, we may be subject to such claims and, as a result, we may be required to expend resources in defense of these claims that could increase our cost of doing business.

Regulatory requirements related to flammability standards for mattresses may increase our product costs and increase the risk of disruption to our business.

The CPSC adopted new flammability standards and related regulations which became effective nationwide in July 2007 for mattresses and mattress and foundation sets. Compliance with these requirements has resulted in higher materials and manufacturing costs for our products and has required modifications to our information systems and business operations, further increasing our costs and negatively impacting our capacity. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the CPSC standard. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business.

In addition, these regulations require manufacturers to implement quality assurance programs and encourage manufacturers to conduct random testing of products. These regulations also require maintenance and retention of compliance documentation. These quality assurance and documentation requirements are costly to implement and maintain. If any product testing, other evidence, or regulatory inspections yield results indicating that any of our products may not meet the flammability standards, we may be required to temporarily cease production and distribution or to recall products from the field, and we may be subject to fines or penalties, any of which outcomes could harm our business, reputation, sales, profitability, cash flows and financial condition.

We could be subject to additional sales tax or other indirect tax liabilities.

The application of indirect taxes (such as sales and use tax, value-added tax (VAT), goods and services tax, business tax and gross receipt tax) to e-commerce businesses and to our users is a complex and evolving issue and we may be unable to timely or accurately determine our obligations with respect to such indirect taxes, if any, in various jurisdictions. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce.

An increasing number of states and foreign jurisdictions have considered or adopted laws or administrative practices, with or without notice, that impose additional obligations on remote sellers and online marketplaces to collect transaction taxes such as sales, consumption, value added, or similar taxes. In 2016 and early 2017, we did not have systems and processes to collect these taxes in all jurisdictions where we were conducting business. Failure to comply with such laws or administrative practices, or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we did not, could result in substantial tax liabilities for past sales, as well as penalties and interest. For the amounts incurred in 2016 and early 2017 that remain unpaid, we have estimated the sales tax liability, including penalties and interest to be approximately $2.6 million. We are in the process of assessing our filing status and exposure with each state to determine if we can take advantage of an amnesty program or negotiated settlements.

In conjunction with our expanded mattress product offering in 2018 delivered via third-party “white glove” service, we determined that we are subject to sales tax as imposed by the jurisdictions in the contiguous

48 U.S. states and have been collecting and remitting such sales tax for all of 2018. If the tax authorities in jurisdictions where we are already subject to sales tax or other indirect tax obligations were to successfully challenge our positions or request an audit, our tax liability could increase substantially.

We may be subject to laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties.

The U.S. Supreme Court ruling in South Dakota v. Wayfair, Inc., No.17-494, reversed a longstanding precedent that remote sellers are not required to collect state and local sales taxes. We cannot predict the effect of these and other attempts to impose sales, income or other taxes on e-commerce. The Company currently collects and reports on sales tax in all states in which it does business. However, the application of existing, new or revised taxes on our business, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of selling products over the internet. The application of these taxes on our business could also create significant increases in internal costs necessary to capture data and collect and remit taxes. There have been, and will continue to be, substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or will conduct business.

We could be subject to additional income tax liabilities.

We are subject to federal and state income taxes in the U.S. tax laws, regulations, and administrative practices in the U.S. and in various state and local jurisdictions are subject to significant change, and significant judgment is required in evaluating and estimating our provision and accruals for taxes. In addition, some states and cities require additional taxes or fees for the right to sell mattresses in their jurisdiction. While we have established reserves based on assumptions and estimates that we believe are reasonable to cover such taxes and fees, these reserves may prove to be insufficient.

Our determination of our tax liability is always subject to audit and review by applicable tax authorities. Any adverse outcome of any such audit or review could harm our business, and the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Regardless of the outcome, responding to any such audit or review could cause us to incur significant costs and could divert resources away from our operations.

There are many transactions that occur during the ordinary course of business for which the ultimate tax liability is uncertain. Our effective tax rates could be affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, losses incurred in jurisdictions for which we are not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies and changes to our existing businesses, acquisitions (including integrations) and investments, changes in the price of our securities, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

A number of U.S. states have attempted to increase corporate tax revenues by taking an expansive view of corporate presence to attempt to impose corporate income taxes and other direct business taxes on companies that have no physical presence in their state, and taxing authorities in other jurisdictions may take similar actions. Many U.S. states are also altering their apportionment formulas to increase the amount of taxable income or loss attributable to their state from certain out-of-state businesses. Further, we may be required in the future to pay sales and other taxes and fees to states where our products were warehoused before shipping. If more taxing authorities are successful in applying direct taxes to Internet companies that do not have a physical presence in their respective jurisdictions, this could increase our effective tax rate.

We may be subject to sales reporting and record-keeping obligations.

One or more states, the U.S. federal government or other jurisdictions may seek to impose reporting or record-keeping obligations on companies that engage in or facilitate e-commerce. Such an obligation could be imposed by legislation intended to improve tax compliance (and legislation to such effect has been contemplated by several states and a number of foreign jurisdictions). Complying with such requirements would require us to devote significant amounts of time, attention and other resources, including financial resources, which may adversely affect our operations and profitability.

Delaware law and our Second Amended and Restated Certificate of Incorporation contain anti-takeover provisions, any of which could delay or discourage a merger, tender offer, or assumption of control of the Company not approved by our Board of Directors and founders that some stockholders may consider favorable.

Provisions of Delaware law and our Second Amended and Restated Certificate of Incorporation could hamper a third party’s acquisition of us, or discourage a third party from attempting to acquire control of us. You may not have the opportunity to participate in these transactions. These provisions could also limit the price that investors might be willing to pay in the future for equity interests in the Company. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of our common stock; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Provisions in our Second Amended and Restated Certificate of Incorporation could make it very difficult for an investor to bring any legal actions against us and our directors or officers and could require us to pay any amounts incurred by our directors or officers in any such actions.

Our Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, our directors shall not be personally liable for monetary damages for breach of fiduciary duties. Our Second Amended and Restated Certificate of Incorporation also allows us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect the value of our business.

Provisions in our Second Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum.

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents. It also provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim for or based on a breach of duty or obligation owed by any current or former director, officer or employee of ours to us or to our stockholders, including any claim alleging the aiding and abetting of such a breach; any action asserting a claim against us or any current or former director, officer or employee of ours arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; or any action asserting a claim related to or involving us that is governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We incur significant costs as a result of our operating as a public company and our management is required to devote substantial time to compliance with the regulatory requirements placed on a public company.

As a public company with substantial operations, we incur significant legal, accounting and other expenses. The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders are time-consuming and costly.

It is also time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws as applied to a publicly traded company. We may need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or may experience a financial loss. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the value of our business.

As a public company, we are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Even when such controls are implemented, management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors or loss. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company or perpetrated against us will be prevented or have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, measures of control may become inadequate because of changes in conditions, new fraudulent schemes, or the deterioration of compliance with policies or procedures. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and/or may not be detected.

We have been the victim of a spear-phishing attack that resulted in the diversion of a payroll payment to a bank account that did not belong to the employee, resulting in the loss of those funds. Though we have implemented additional controls to address spear-phishing and phishing attacks, such controls may not be effective to protect us against such attacks in the future and we may incur financial losses that alone or together could adversely impact the business.

We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management has identified material weaknesses in our internal controls over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, in connection with the preparation of our quarterly report for the quarter ended September 30, 2018 we discovered immaterial errors in the amount of $1.7 million that resulted in revisions to prepaid inventory and cost of revenues over periods from January 1, 2017 through June 30, 2018, errors in the amount of $1.3 million that resulted in revisions to the three months ended June 30, 2018 inventory balance and cost of revenues and errors in the amount of $0.2 million that resulted in revisions to the six months ended June 30, 2018 customer prepayments, accrued sales tax and revenues. In connection with our quarterly report for the quarter ended March 31, 2018, we revised our 2017 year-end inventory balance and cost of revenues in the amount of $2.5 million. We continue to evaluate, design and work through the process of implementing controls and procedures under a remediation plan designed to address these material weaknesses. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and stockholder litigation.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. As a public company, we are required to comply with additional regulations and other requirements. These and future requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the value of our business, subject us to regulatory investigations and penalties, and could have a material adverse effect on our business.

Risks Relating to our Organizational Structure

Our only significant asset is our ownership of Purple LLC and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

We are a holding company and do not directly own any operating assets other than our ownership of interests in Purple LLC. We depend on Purple LLC for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends, and to satisfy our obligations under the Tax Receivable Agreement. The earnings from, or other available assets of, Purple LLC may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement. Moreover, our debt covenants may not allow us to pay dividends.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the completion of our initial public offering in August 2015, although we could lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in a three year period or if the market value of our Common Stock held by non-affiliates meets or exceeds $700.0 million as of the last day of its second fiscal quarter before that time, in which case we would no longer be an emerging growth company as of the following fiscal year-end. If some investors find our Common Stock less attractive because we may rely on these exemptions, there may be a less active trading market for our Common Stock, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to opt out of this extended transition period for implementing new or revised accounting standards, which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Future sales of our Class A Common Stock by our existing stockholders may cause our stock price to fall.

The market price of our Class A Common Stock could decline as a result of sales by our existing stockholders in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. In addition, subsequent public issuances of our stock would cause the interest of each current Purple Inc. stockholder to be diluted.

In connection with the Closing of the Business Combination, the founders, Tony and Terry Pearce, through InnoHold, LLC control the majority of the shares of Class B Common Stock of the Company which constitutes over 80% of all ownership interests in the Company. The lock-up period following the Business Combination has expired, and the founders are now able to exchange their Class B shares for Class A shares and sell them. Also, at this time, CCP and Blackwell own a majority of the shares of Class A Common Stock of the Company. Any of these shareholders may choose to sell shares of Common Stock, and the founders particularly may decide to liquidate a substantial portion of their interest in view of their age and for other personal reasons. The amount of shares they are able to sell, if sold in large blocks or relatively close to each other in time, could result in downward pressure on the price of our Class A Stock.

In connection with the Closing of the Business Combination, some of our current and former employees were granted incentive units as members of InnoHold, which together with Tony and Terry Pearce hold all of the outstanding shares of Class B Common Stock of the Company. On February 8, 2019, InnoHold initiated a tender offer to each of these incentive unit holders to distribute to each a pro rata number of the Paired Securities held by InnoHold in exchange for the cancellation of their ownership interests in InnoHold. All InnoHold incentive unit holders accepted the offer, and the terms and distribution of each transaction were finalized and closed on June 25, 2019. As of the closing, those incentive unit holders received, based on their pro rata holdings of InnoHold Class B Units, a portion of 2.5 million Paired Securities held by InnoHold, of which a total of 1.7 million Paired Securities were distributed at the closing and the remaining 0.8 million were distributed in July and August 2019. The distribution of certain Paired Securities was a taxable event for the recipients of those Paired Securities, and such recipients, or us on their behalf, exchanged, subject to the Exchange Agreement and certain other conditions and restrictions, all or some of their securities into shares of Class A Common Stock and then liquidated some of those shares of Class A Common Stock in order to pay taxes assessed. Some of the participants receiving these equity incentives, including those who no longer work for us, may want to liquidate some or all of the equity distributed to them by InnoHold. Sales of such shares of Class A Common Stock may occur relatively close to each other in time, including during short windows of time when such current employees are able to trade in our securities without violating our insider trading policy, and such consolidated trading in such short windows of time could result in downward pressure on the price of our Class A Common Stock.

This risk of downward pressure on the price of our Class A Common Stock is particularly acute at this time inasmuch as the average trading volume of our Class A Common Stock remains relatively low on average, making it more difficult to sell a substantial number of shares at any point in time. This risk related to the lack of an active trading market also may make it more difficult for any shareholder to sell their shares, and until an active trading market develops and becomes sustainable, it is likely to make our stock less desirable to investors. InnoHold, CCP, Blackwell and CDF, who hold most of our Common Stock, may not sell shares, or sell enough shares, to increase the float to a point where a sustainable market develops. InnoHold and the Pearces have exercised their rights under the Registration Rights Agreement for the registration of shares that are the subject of this filing. They may sell shares hereunder in amounts that cause a decrease in our stock price.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving Purple LLC’s clients and negative media coverage, may result in significant decreases in the price of our Class A Common Stock.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Class A Common Stock and, as a result, there may be significant volatility in the market price of our Class A Common Stock. If we are unable to operate our business as profitably as in the past or as our investors expect us to in the future, the market price of our Class A Common Stock will likely decline when it becomes apparent that the market expectations may not be realized. In addition to our operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Class A Common Stock and increase fluctuations in our quarterly earnings. These factors include certain of the risks discussed herein, operating results of other companies in the sleep and comfort products industry, changes in our financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the sleep products industry.

We do not anticipate paying any cash dividends in the foreseeable future.

We intend to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to our Class A Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on our results of operations, financial position and such other factors as our board of directors, in its discretion, deems relevant. As a result, capital appreciation, if any, of our Class A Common Stock will be a stockholder’s sole source of gain for the foreseeable future. Moreover, our debt covenants may not allow us to pay dividends.

We are a “controlled company” within the meaning of NASDAQ rules and, as a result, are exempt from certain corporate governance requirements.

InnoHold holds capital stock representing a majority of our outstanding voting power. So long as InnoHold maintains holdings of more than 50% of the voting power of our capital stock, we will be a “controlled company” within the meaning of NASDAQ corporate governance standards. Under these standards, a company need not comply with certain corporate governance requirements, including:

•	the requirement that a majority of our board of directors consist of “independent directors” as defined under NASDAQ rules;

•	the requirement that we have a compensation committee that is composed entirely of independent directors;

•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise have director nominees selected by vote of a majority of the independent directors; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

We intend to rely on certain of these exemptions, including exemptions from the rules that would otherwise require us to have a Nominating and Corporate Governance Committee and a Compensation Committee that is comprised entirely of independent directors. As a result, we do not have a Nominating and Corporate Governance Committee and our Compensation Committee is not comprised entirely of independent directors. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors. If we are no longer eligible to rely on the controlled company exception, we will comply with all applicable NASDAQ corporate governance requirements, but we will be able to rely on phase-in periods for certain of these requirements in accordance with NASDAQ rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all NASDAQ corporate governance requirements.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

To fund our operations and growth strategies, we may need to raise additional funds through various financing sources, including the sale of our equity securities and the procurement of commercial debt financing.

We may be required to refinance our debt. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, developing new and existing lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired or refinance existing debt, and operating results may be adversely affected. Under the terms of the Amended and Restated Credit Agreement, we are restricted in the amount and type of additional indebtedness we are entitled to incur, which may delay or prohibit the Company from obtaining additional indebtedness. Even if we procure new debt financing, such debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictive covenants limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and our stockholders may experience additional dilution in net book value per share.

If the amount of capital we are able to raise from financing activities, together with revenues from operations, is not sufficient to satisfy our capital needs, we may be required to reduce or even cease operations.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to our operating performance and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained for many reasons, including that InnoHold, CCP and Blackwell, who hold most of our Common Stock, may not sell shares, or sell enough shares, to increase the float to a point where a sustainable market develops. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our shares of Class A Common Stock are currently listed on NASDAQ. However, we cannot assure you that our Class A Common Stock will continue to be listed on NASDAQ in the future. In order to continue listing our Class A Common Stock on NASDAQ, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our Class A Common Stock.

If NASDAQ delists our Class A Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Class A Common Stock continues to be listed on NASDAQ, our Class A Common Stock will be a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Purple LLC’s level of indebtedness could adversely affect Purple LLC’s and our ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

As of September 30, 2019, Purple LLC had total debt of $39.0 million outstanding, comprised of $38.5 million outstanding under the Amended and Restated Credit Agreement and $0.5 million in capital lease obligations. Our level of indebtedness could have important consequences to stockholders. For example, it could:

•	make it more difficult to satisfy our obligations with respect to our indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

•	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

•	place us at a potential competitive disadvantage compared to its competitors that have less debt.

We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Amended and Restated Credit Agreement, and we may be unable to comply with all covenants in the future.

The Amended and Restated Credit Agreement imposes restrictions that could impede Purple LLC’s and the Company’s ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

•	make capital expenditures in excess of $20 million;

•	incur capital lease obligations in excess of $10 million;

•	enter into future asset-based loans in excess of $10 million;

•	guarantee additional debt;

•	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

•	make certain payments, dividends, distributions or investments; and

•	merge or consolidate with other companies or transfer all or substantially all of Purple LLC’s assets, other than with respect to the Business Combination.

In addition, the Amended and Restated Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent Purple LLC and the Company from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Purple LLC’s ability to comply with these restrictive covenants in future periods will largely depend on its ability to successfully implement its overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of Purple LLC’s debt. In the event of an acceleration of Purple LLC’s debt, Purple LLC could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

We could issue additional preferred stock without stockholder approval with the effect of diluting then current stockholder interests, impairing their voting rights and potentially discouraging a takeover that stockholders may consider favorable.

Pursuant to our Amended and Restated Certificate of Incorporation, the Board has the ability to authorize the issuance of up to five million shares of preferred stock at any time and from time to time, with such terms and preferences as the Board determines and without any stockholder approval other than as may be required by NASDAQ rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying or preventing a change of control.

Tax Risks Relating to our Structure

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of Class B Units into our Class A Common Stock and related transactions, we will be required to pay InnoHold 80% of these tax benefits under the Tax Receivable Agreement.

InnoHold and some other owners of Class B Units and shares of Class A Common Stock may, subject to certain conditions and transfer restrictions, exchange their Class B Units and shares of Class B Common Stock for shares of Class A Common Stock pursuant to the Exchange Agreement. The deemed exchanges in the Business Combination and any exchanges pursuant to the Exchange Agreement, are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of Purple LLC. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge. As of November 6, 2019, there have been 0.7 million exchanges of Class B Units and shares of Class B Common Stock for shares of Class A Common Stock by some of those incentive recipients who received these Paired Securities in the distribution from InnoHold.

In connection with the Business Combination, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to exchanging holders of Class B Units and shares of Class B Common Stock of 80% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are the obligation of the Company and not of Purple LLC. The actual increase in our allocable share of the Company’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of shares of our Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income. As of September 30, 2019, the Company’s preliminary estimate of the liability under the Tax Receivable Agreement resulting from the distribution of the cash consideration to InnoHold in connection with the Business Combination and tax basis increases as a result of the exchange of 0.7 million Paired Securities was approximately $11.4 million. However, we have not been able to determine that payments under the Tax Receivable Agreement are likely to occur and therefore have concluded that no recognizable liability under the Tax Receivable Agreement has been incurred. To the extent the Company realizes tax benefits in future years, or in the event of a change in future tax rates, or if payments under the Tax Receivable Agreement are required to be accelerated, this liability may exceed the estimated liability.

Because not all of the relevant factors described above are known at this time with respect to the exchanges that have occurred, and none of the relevant factors are known with respect to future exchanges (whether this year or in subsequent years), except as estimated above, we cannot yet with certainty determine the amounts (if any) that would or will be payable under the Tax Receivable Agreement. However, we expect that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of Purple LLC, the payments under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of the Company by the holders of units.

InnoHold and other owners of the securities will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, if any, and we may not be able to recoup such excess, which could materially impair our financial condition and adversely affect our liquidity.

For illustrative purposes, if all of the 43,365,879 Paired Securities currently outstanding were exchanged on the date of this prospectus for shares of Class A Common Stock pursuant to the Exchange Agreement, and the fair market value of the Class A Common Stock were equal to $8.91 per share (the closing price of a share of our Class A Common Stock on November 7, 2019), our aggregate liability under the Tax Receivable Agreement would be, in addition to the estimated $11.4 million liability described above, approximately $99.6 million, payable in estimated annual amounts ranging from $1.3 million to $8.2 million over a 15-year period. The foregoing estimate of our aggregate liability is based on certain assumptions, including that there are no changes in relevant tax law, that we are able to fully depreciate or amortize our assets, and that we recognize taxable income sufficient to realize the full benefit of the increased depreciation and amortization of our assets in each of the next 15 tax years., These assumptions may not be accurate with respect to all or any exchanges of Paired Securities for Class A Common Stock. As a result, the amount and timing of our actual aggregate liability under the Tax Receivable Agreement may differ materially from our estimates depending on a number of factors, including those described above and elsewhere in this prospectus.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change of control of the Company or we are more than 90 days late in making of a payment due under the Tax Receivable Agreement, the Tax Receivable Agreement will terminate, and we will be required to make a lump-sum payment to InnoHold and other owners of similar securities equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to InnoHold and the other owners could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring units from other owners of Purple LLC because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control due to the additional transaction cost a potential acquirer may attribute to satisfying such obligations. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the other holders of Class B Units and shares of Class B Common Stock under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of holders of Class B Units and shares of Class B Common Stock to receive payments under the Tax Receivable Agreement.

Even in the absence of an early termination of the Tax Receivable Agreement, change of control of the Company or a payment that is more than 90 days late under the Tax Receivable Agreement, there may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by Purple LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from Purple LLC Class B Unitholders.

Pursuant to the Tax Receivable Agreement, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple LLC’s assets as a result of (i) the Business Combination and (ii) the exchange of (a) the Class B Units and (b) the Class B Common Stock, in each case that were received in connection with the Business Combination, for shares of Class A Common Stock pursuant to the Exchange Agreement and (B) certain other related transactions with InnoHold in connection with the Business Combination. The amount of any such tax savings attributable to the payment of cash to InnoHold in connection with the Business Combination and the exchanges contemplated by the Exchange Agreement will be paid 80% to InnoHold and other owners of such securities and retained 20% by the Company. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings; and

•	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Statements in this prospectus and the documents incorporated by reference herein and therein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple Innovation, Inc. (the “Company” or “Purple”). Forward-looking statements may include statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are made only as of the date thereof. It is routine for our internal projections and expectations to change throughout the year, and any forward-looking statements based upon these projections or expectations may change prior to the end of the next quarter or year. Forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods.

INDUSTRY AND MARKET DATA

We include in this prospectus statements regarding factors that have impacted our and our customers’ industries. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, including those published prior to the date on the cover of this prospectus. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. In addition, while we believe that the industry information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus, as well as the other risk factors incorporated by reference in this prospectus.

USE OF PROCEEDS

All of the shares of Class A Common Stock that may be offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales. However, in connection with each Exchange, Purple LLC will cancel the delivered Class B Units and issue to us Class A Units on a one-for-one basis, which will consequently increase our percentage ownership interest in Purple LLC.

The Selling Stockholders will pay any underwriting fees, discounts and commissions and transfer taxes attributable to the resale of the shares of our Class A Common Stock such Selling Stockholders hold. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, blue sky fees, printing expenses, NASDAQ listing fees, FINRA fees, fees and expenses of our counsel and accountants and one counsel for the Selling Stockholders, fees and expenses of any special experts retained by us in connection with such registration, internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties) and all of our portion of expenses related to the “road-show” for any underwritten public offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview of Our Business

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, frames, sheets, and other products. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer (“DTC”) online channels, retail brick-and-mortar wholesale partners, third-party online retailers and our owned retail showrooms.

We have recently experienced significant growth, as evidenced by the following achievements:

•	Net revenue increased 46.7% to $304.1 million in the nine months ending September 30, 2019, compared to $207.3 million in the nine months ending September 30, 2018

•	Net income was $0.4 million in the nine months ending September 30, 2019, compared to a net loss of ($14.2) million in the nine months ending September 30, 2018

•	Adjusted EBITDA was $27.7 million in the nine months ending September 30, 2019, compared to ($7.0) million in the nine months ending September 30, 2018

•	Total doors increased 620% to 1,382 as of September 30, 2019, compared to 192 as of September 30, 2018 from omni-channel initiatives and wholesale channel expansion

•

The Average Selling Price for mattresses increased $337 in the nine months ending September 30, 2019, compared to the nine months ending September 30, 2018 due to the introduction of new premium products and wholesale expansion

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations for Adjusted EBITDA to the most directly comparable GAAP financial measures are included in the section entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA” beginning on page 59 of this prospectus.

Operating Results for the Three Months Ended September 30, 2019 and 2018

The following table sets forth for the periods indicated for our results of operations and the percentage of total revenue represented in our statements of operations:

	Three Months Ended September 30,
	2019	% of Net Revenues	2018	% of Net Revenues
Revenues, net	$117,406	100.0%	$70,806	100.0%
Cost of revenues	64,523	55.0	42,684	60.3

Gross profit	52,883	45.0	28,122	39.7
Operating expenses:
Marketing and sales	34,055	29.0	25,188	35.6
General and administrative	6,745	5.7	5,804	8.2
Research and development	1,070	0.9	578	0.8

Total operating expenses	41,870	35.7	31,570	44.6

Operating income (loss)	11,013	9.4	(3,448)	(4.9)

Interest expense	1,356	1.2	999	1.4
Other income, net	(138)	(0.1)	(83)	(0.1)
Change in fair value—warrant liabilities	1,384	1.2	—	—

Net income (loss)	8,411	7.2	(4,364)	(6.2)
Net income (loss) attributable to noncontrolling interest	6,817	5.8	(3,575)	(5.0)

Net income (loss) attributable to Purple Innovation, Inc.	$1,594	1.4	$(789)	(1.1)

Revenue

Total net revenue increased $46.6 million, or 65.8%, to $117.4 million for the three months ended September 30, 2019 from $70.8 million for the three months ended September 30, 2018 due mainly to a

$46.7 million increase in bedding sales. The increase in bedding sales was primarily attributable to an increase in wholesale revenue driven by an increase of over 1,200 stores and an increase in DTC sales of 14.3% as compared to the same period last year.

Cost of Revenues

The cost of revenues increased $21.8 million, or 51.2%, to $64.5 million for the three months ended September 30, 2019 from $42.7 million for the three months ended September 30, 2018. The increase was primarily due to a proportionate increase in direct materials, labor and overhead related to the increased mattress sales partially offset by a decrease in costs due to efficiencies in operations and logistics. The gross profit percentage increased 5.3% of net revenues to 45.0% for the three months ended September 30, 2019 from 39.7% for the three months ended September 30, 2018. The increase was primarily driven by efficiencies in operations and logistics and higher margins due to product mix, partially offset by increased sales with wholesale pricing.

Marketing and Sales

Marketing and sales expenses increased $8.9 million, or 35.2%, to $34.1 million for the three months ended September 30, 2019 from $25.2 million for the three months ended September 30, 2018. The increase was primarily due to increased advertising spending, resources and infrastructure to drive increased sales as well as non-cash stock compensation of $1.3 million. The overall marketing and sales expense as a percentage of net revenue decreased to 29.0% for the three months ended September 30, 2019 from 35.6% for the three months ended September 30, 2018 due to the increase in wholesale revenue, a reduction of marketing spend and the improved efficiency of marketing spend for the revenue generated in the DTC channel.

General and Administrative

General and administrative expenses increased $0.9 million, or 16.2%, to $6.7 million for the three months ended September 30, 2019 from $5.8 million for the three months ended September 30, 2018. The increase was primarily due to non-cash stock compensation of $1.2 million partially offset by a decrease in other expenses of $0.3 million.

Research and Development

Research and development costs increased $0.5 million, or 85.1%, to $1.1 million for the three months ended September 30, 2019 from $0.6 million for the three months ended September 30, 2018. The increase was primarily due to increases in salaries and wages as we added resources for product innovation along with non-cash stock compensation of $0.2 million.

Operating income (loss)

Operating income was $11.0 million for the three months ended September 30, 2019, an increase of $14.5 million from an operating loss of $3.4 million for the three months ended September 30, 2018. The increase was primarily due to higher revenues than the prior year at a higher margin rate and lower marketing spend as a percentage of net revenue in 2019 partially offset by $2.9 million in non-cash stock compensation.

Interest Expense

Interest expense increased $0.4 million, or 35.7%, to $1.4 million for the three months ended September 30, 2019 from $1.0 million for the three months ended September 30, 2018. The increase was due primarily to the additional $10.0 million funds borrowed in February 2019 pursuant to the Amended and Restated Credit Agreement as well as interest added to the outstanding loan balance as allowed by the Agreement. The outstanding loan balance was $38.5 million as of September 30, 2019 and $26.6 million as of December 31, 2018.

Change in Fair Value—Warrant Liabilities

The Incremental Loan Warrants issued in conjunction with the Amended and Restated Credit Agreement are classified as liabilities and recorded at fair value on the date of the transaction and subsequently re-measured to fair value at each reporting date with changes in the fair value included in earnings. The change in fair value from the previous quarter resulted in a non-cash loss in the amount of $1.4 million recorded in earnings for the three months ended September 30, 2019 due mainly to the increase in stock price over the previous quarter.

Noncontrolling Interest

As a result of the Business Combination in 2018, we attribute net income or loss to the Class B Units in Purple LLC, owned by InnoHold and other Class B Unit holders, as a noncontrolling interest at their ownership percentage. At September 30, 2019, this noncontrolling ownership percentage was approximately 81%.

Operating Results for the Nine Months Ended September 30, 2019 and 2018

The following table sets forth for the periods indicated for our results of operations and the percentage of total revenue represented in our statements of operations:

	Nine Months Ended September 30,
	2019	% of Net Revenues	2018	% of Net Revenues
Revenues, net	$304,058	100.0%	$207,334	100.0%
Cost of revenues	174,323	57.3	121,575	58.6

Gross profit	129,735	42.7	85,759	41.4
Operating expenses:
Marketing and sales	94,039	30.9	77,956	37.6
General and administrative	19,243	6.3	17,870	8.6
Research and development	3,004	1.0	1,644	0.8

Total operating expenses	116,286	38.2	97,470	47.0

Operating income (loss)	13,449	4.4	(11,711)	(5.6)

Interest expense	3,801	1.3	2,672	1.3
Other income, net	(373)	(0.1)	(184)	(0.1)
Loss on extinguishment of debt	6,299	2.1	—	—
Change in fair value—warrant liabilities	3,372	1.1	—	—

Net income (loss)	350	0.1	(14,199)	(6.8)
Net income (loss) attributable to noncontrolling interest	224	0.1	(10,856)	(5.2)

Net income (loss) attributable to Purple Innovation, Inc.	$126	0.0	$(3,343)	(1.6)

Revenue

Total net revenue increased $96.7 million, or 46.7%, to $304.1 million for the nine months ended September 30, 2019 from $207.3 million for the nine months ended September 30, 2018 due mainly to a $94.2 million increase in bedding sales and a $2.5 million increase in other products. The increase in bedding sales was primarily attributable to an increase in wholesale revenue driven by an increase of over 1,200 stores as compared to the same period last year.

Cost of Revenues

The cost of revenues increased $52.7 million, or 43.4%, to $174.3 million for the nine months ended September 30, 2019 from $121.6 million for the nine months ended September 30, 2018. The increase was primarily due to a proportionate increase in direct materials, labor and overhead related to the increased mattress sales, partially offset by a decrease in costs due to efficiencies in operations and logistics. The gross profit percentage increased by 1.3% of net revenues to 42.7% for the nine months ended September 30, 2019 from 41.4% for the nine months ended September 30, 2018. The increase was primarily driven by efficiencies in operations and logistics and higher margins due to product mix, partially offset by increased sales with wholesale pricing.

Marketing and Sales

Marketing and sales expenses increased $16.1 million, or 20.6%, to $94.0 million for the nine months ended September 30, 2019 from $78.0 million for the nine months ended September 30, 2018. The increase was primarily due to added advertising spending, resources and infrastructure to drive increased sales as well as $4.2 million in non-cash stock compensation. The overall marketing and sales expense as a percentage of net revenue decreased to 30.9% for the nine months ended September 30, 2019 from 37.6% for the nine months ended September 30, 2018 due to the increase in wholesale revenue and the improved efficiency of marketing spend for the revenue generated in the DTC channel.

General and Administrative

General and administrative expenses increased $1.4 million, or 7.7%, to $19.2 million for the nine months ended September 30, 2019 from $17.9 million for the nine months ended September 30, 2018. The increase was primarily due to non-cash stock compensation expense of $4.1 million partially offset by lower costs in 2019 as compared to the high costs incurred in 2018 related to the Business Combination in February 2018.

Research and Development

Research and development costs increased $1.4 million, or 82.7%, to $3.0 million for the nine months ended September 30, 2019 from $1.6 million for the nine months ended September 30, 2018. The increase was primarily due to increases in salaries and wages as we added resources for new product innovation and $0.8 million in non-cash stock compensation.

Operating income (loss)

Operating income was $13.4 million for the nine months ended September 30, 2019, an increase of $25.1 million from an operating loss of $11.7 million for the nine months ended September 30, 2018. The change was primarily due to higher revenues than the prior year at a slightly higher margin rate and lower marketing spend and administrative costs as a percentage of net revenue in 2019 partially offset by a $9.4 million increase in non-cash stock compensation.

Interest Expense

Interest expense increased $1.1 million, or 42.3%, to $3.8 million for the nine months ended September 30, 2019 from $2.7 million for the nine months ended September 30, 2018. The increase is due primarily to the additional $10.0 million funds borrowed pursuant to the Amended and Restated Credit Agreement as well as $1.9 million in interest added to the outstanding loan balance as allowed in the Amended and Restated Credit Agreement. The outstanding loan balance was $38.5 million as of September 30, 2019 and $26.6 million as of December 31, 2018.

Loss on Extinguishment of Debt

In conjunction with the Incremental Loan under the Amended and Restated Credit Agreement the Company determined that the amended debt terms resulted in substantially different terms for a portion of the existing debt and therefore is required to be accounted for as an extinguishment of a portion of the existing debt. Accordingly, a non-cash loss was recognized on the extinguishment of a portion of the existing debt of approximately $6.3 million. This is a non-cash expense primarily associated with the recognition of related unamortized debt discount and debt issuance costs and the fair value of the Incremental Loan Warrants issued.

Change in Fair Value—Warrant Liabilities

The Incremental Loan Warrants issued in conjunction with the Amended and Restated Credit Agreement are classified as liabilities and recorded at fair value on the date of the transaction and subsequently re-measured to fair value at each reporting date with changes in the fair value included in earnings. The change in fair value from the date of the transaction resulted in a non-cash loss in the amount of $3.4 million recorded in earnings for the nine months ended September 30, 2019.

Noncontrolling Interest

As a result of the Business Combination in 2018, we attribute net income or loss to the Class B Units in Purple LLC, owned by InnoHold and other Class B Unit holders, as a noncontrolling interest at their ownership percentage. At September 30, 2019, this noncontrolling ownership percentage was approximately 81%.

Liquidity and Capital Resources

Our primary cash needs have historically consisted of working capital, capital expenditures, member distributions prior to the Business Combination and debt service. Our working capital needs depend upon the timing of cash receipts from sales, payments to vendors and others, changes in inventories, and capital and operating lease payment obligations. We had working capital of $30.1 million as of September 30, 2019, and we had negative working capital of $(0.9) million as of December 31, 2018. During the nine months ended September 30, 2019, our accounts receivable increased by $16.4 million mainly due to an increase in our wholesale revenue and timing of promotions. Our capital expenditures primarily relate to acquiring and maintaining manufacturing equipment and expanding capacity. Our cash used for capital expenditures was $5.7 million for the nine months ended September 30, 2019. We financed these capital expenditures through cash provided by operating activities and proceeds from the Amended and Restated Credit Agreement. We expect our capital expenditures for our facilities and equipment to be approximately $10—$12 million in total during 2019. We believe that our cash flow from operations, together with other available sources of liquidity, including the additional cash we received and may have access to under the Amended and Restated Credit Agreement, will be sufficient to fund anticipated operating expenses, growth initiatives and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. Actual amounts for capital expenditures or capital needed to fund operations could differ significantly from current expectations because of operating needs, growth needs, regulatory changes, other expenses, or other factors.

On January 28, 2019, Purple LLC entered into the First Amendment, which amended the Credit Agreement. In the First Amendment, Purple LLC agreed to enter into the Amended and Restated Credit Agreement under which the Lenders agreed to provide an incremental loan of $10.0 million such that the total amount of principal indebtedness provided to Purple LLC was increased to $35.0 million. A stockholder meeting was held on February 25, 2019 at which time a majority of non-interested stockholders voted in favor of this transaction. Accordingly, the Amended and Restated Credit Agreement, and each related document, was closed and an incremental loan of $10.0 million was funded. In addition, we issued to the Lenders warrants to purchase 2.6 million shares of the Company’s Class A Stock at a price of $5.74 per share, subject to certain adjustments. On February 26, 2019, we received approximately $9.2 million in proceeds after debt issuance costs and fees. For additional information regarding our credit agreement with funds and accounts managed by Coliseum Capital Management, LLC (“Coliseum”), refer to Note 8—Long-Term Debt, Related Party of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 6, 2019, which is incorporated herein by reference.

Debt service for the nine months ended September 30, 2019 totaled $3.8 million and consisted of interest paidin-kind and with cash on the Amended and Restated Credit Agreement as well as principal and interest payments on certain capital leases.

Cash Flows for the Nine Months Ended September 30, 2019 and 2018

The following summarizes our cash flows for the nine months ended September 30, 2019 and 2018 as reported in our condensed consolidated statements of cash flows (in thousands):

	Nine Months Ended September 30,
	2019	2018
Net cash provided by (used in) operating activities	$15,844	$(27,400)
Net cash used in investing activities	(5,903)	(10,051)
Net cash provided by financing activities	9,120	41,523

Net increase in cash	19,061	4,072
Cash, beginning of the period	12,232	3,593

Cash, end of the period	$31,293	$7,665

Nine months ended September 30, 2019 compared to the nine months ended September 30, 2018

Cash provided by operating activities was $15.8 million for the nine months ended September 30, 2019, as compared to cash used in operating activities of $27.4 million during the nine months ended September 30, 2018. This $43.2 million increase in cash provided by operations was primarily due to decreased operating costs, as evidenced by an increase of $35.6 million in cash operating income, and a decrease of $3.5 million of cash used to purchase inventories. In 2018 we were increasing inventory due to an expanded product line, growing demand for our product and the stocking of new models at third-party distribution centers for “white glove” delivery service. During the nine months ended September 30, 2019, we achieved greater efficiencies with respect to our inventory planning and finished goods levels, compared to the same period in 2018.

Cash used in investing activities was $5.9 million for the nine months ended September 30, 2019, a decrease of $4.1 million from cash used in investing activities of $10.1 million during the nine months ended September 30, 2018, primarily due to large expenditures incurred in 2018 for a power upgrade and warehouse infrastructure. No such expenditures were made in 2019. In addition, we had an increased efficiency and utilization of existing equipment as well as the timing of investment in new equipment during the nine months ended September 30, 2019.

Cash provided by financing activities was $9.1 million in the nine months ended September 30, 2019, a decrease of $32.4 million from cash provided by financing of $41.5 million during the nine months ended September 30, 2018. The decrease was primarily due to $49.9 million in funds provided to the Company as a result of the Business Combination in February 2018 partially offset by the $10.0 million in funds received in February 2019 pursuant to the Amended and Restated Credit Agreement and $8.0 million payment in 2018 to pay off and terminate our Wells Fargo line of credit.

Critical Accounting Policies

For a description of our critical accounting policies, refer to Note 2—Summary of Significant Accounting Policies of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 6, 2019, which is incorporated herein by reference.

Contractual Obligations

On June 10, 2019, the Company signed a Lease (the “Lease”) with North Slope One, LLC for approximately 42,837 rentable square feet located at 4100 North Chapel Ridge Road in Lehi, Utah (the “Building”). The Company anticipates moving its corporate headquarters into the Building before the end of the first quarter 2020. The term of the Lease is from approximately December 2019 through November 2029, with the Company having an option to early terminate after the eighty-fourth calendar month. Under the Lease, the Company will pay a reduced basic monthly rent of $24,988 for the first seven months, followed by basic monthly rent of $96,383 for the next five months. Thereafter the basic monthly rent increases 2.5% per year to a maximum basic monthly rent of $120,372 for the final twelve months of the Lease in 2028-2029. The Lease provides for a tenant improvement allowance of $52 per usable square foot. The Lease also provides the Company with crown signage rights, a right of first refusal on other space, and an option to extend for two additional five-year periods.

Seasonality and Cyclicality

We believe that sales of our products are typically subject to seasonality corresponding to different periods of the consumer spending cycle, holidays and other seasonal factors. Our sales may also vary with the performance of the broader economy consistent with the market.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Management believes that the use of adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Other companies may calculate this non-GAAP measure differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this information in isolation or as a substitute for our financial results prepared in accordance with GAAP.

A reconciliation of GAAP net loss to the non-GAAP measure of adjusted EBITDA is provided below. Adjusted EBITDA represents net income (loss) before interest expense, net other income and depreciation and amortization, excluding certain non-cash and non-recurring costs incurred.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net income (loss)	$8,411	$(4,364)	$350	$(14,199)
Interest expense	1,356	999	3,801	2,672
Other income, net	(138)	(83)	(373)	(184)
Depreciation and amortization	918	533	2,492	1,534
Merger transaction costs	—	—	—	2,028
Debt extinguishment and warrant liability	1,384	—	9,671	—
Stock-based compensation expense	2,935	—	9,740	313
Legal fees	16	46	419	245
Interim CFO costs	183	—	676	—
Severance and executive search costs	40	123	700	543
Prior year sales tax liability	200	—	200	—

Adjusted EBITDA	$15,305	$(2,746)	$27,676	$(7,048)

BUSINESS

Introduction

Our mission is to help people feel and live better through innovative comfort solutions.

We are a digitally-native vertical brand founded on comfort product innovation with premium offerings. We design and manufacture a variety of innovative, branded and premium comfort products, including mattresses, pillows, cushions, frames, sheets and other products. Our products are the result of over 25 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer (“DTC”) online channels, retail brick-and-mortar wholesale partners, third-party online retailers and our owned retail showrooms.

The foundation of our business is core competencies in design, development and manufacturing. Decades of accumulated knowledge enable us to create all aspects of our innovative products, including the fundamental comfort technologies and the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format injection molding of our Purple Grid™ cushion (the primary component in our mattresses made with our Hyper-Elastic Polymer® technology), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. There were and still are no off-the-shelf solutions that can handle both our size and scale requirements. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create an advantage over our competitors who rely on commoditized materials, such as foam and outsourced manufacturing.

In addition to developing transformative, differentiated products and technologies, we have built a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that generates digital marketing content which enables efficient customer acquisition and builds brand affinity. Our digital marketing strategy enables us to market our full product suite to customers, generate frequent interactions online and drive traffic to all channels online and offline that offer our products.

We have been able to capitalize on the DTC macro trend that is transforming the bedding industry. To complement our DTC channel, we have developed multiple wholesale relationships with established vendors such as Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture, and Bed Bath & Beyond. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive our growth in comfort products. For the nine months ended September 30, 2019, our DTC sales channel accounted for 61% of our revenue and wholesale accounted for 39% of revenue, while sales of bedding accounted for 93% of our revenue and other products accounted for 7%.

We have recently experienced significant growth, as evidenced by the following achievements. Net revenue increased 46.7% to $304.1 million in the nine months ending September 30, 2019, compared to $207.3 million in the nine months ending September 30, 2018. Net income was $0.4 million in the nine months ending September 30, 2019, compared to a net loss of ($14.2) million in the nine months ending September 30, 2018. Adjusted EBITDA was $27.7 million in the nine months ending September 30, 2019, compared to ($7) million in the nine months ending September 30, 2018. Total doors increased 620% to 1,382 as of September 30, 2019, compared to 192 as of September 30, 2018 from omni-channel initiatives and wholesale channel expansion. The Average Selling Price increased $337 in the nine months ending September 30, 2019, compared to the nine months ending September 30, 2018 due to the introduction of new premium products and wholesale expansion. Adjusted EBITDA is a non-GAAP financial measure.

Reconciliations for Adjusted EBITDA to the most directly comparable GAAP financial measures are included in the section entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA” beginning on page 59 of this prospectus.

Industry and Competition

Our portfolio of products are driven by our commitment to innovating real comfort solutions that meaningfully help every body feel and live better.

Bedding

The bedding category encompasses a variety of products including mattresses, bases, foundations, sheets, mattress protectors, blankets, duvets and pillows. Meaningful innovation in sleep products has been infrequent and limited over the last 150 years. The first coil spring mattress was introduced in the 1860s and it continues to remain one of the most widely adopted technologies. Over 100 years after the creation of the coil spring mattress, the memory foam-based mattress was launched in 1992, with latex, water and air mattresses also emerging during the latter part of the 20th century. Our Purple Grid™ technology represents a meaningful innovation in the following key areas: pressure relief, temperature neutrality, responsiveness, durability and limited motion transfer.

The market for bedding products is large, growing and undergoing fundamental transformations on account of digital marketing and DTC distribution. The U.S. mattress industry is predominantly comprised of vendors that rely on retail distribution as well as a growing number of DTC retailers. The traditional market, led by Tempur-Sealy and Serta Simmons, comprises the vast majority of the market. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air bladders or latex foam.

Over the past several years, growth of the DTC market exceeded that of the broader industry. DTC retailers are typically characterized by e-commerce distribution channels, more affordable pricing, free shipping and returns and limited product offerings. DTC retailers typically use layers of foam cushioning that are assembled into a mattress and compressed and rolled into a box for distribution. The DTC market is highly fragmented, highly competitive primarily on price and rapidly evolving. DTC competitors include, but are not limited to Casper, Leesa, Resident (Nectar), Saatva and Tuft & Needle. We believe their products are generally low-cost foam, often imported and undifferentiated in terms of sleep benefits.

Traditional brick-and-mortar retailers remain a significant part of the market for bedding products. This part of the retail market is also highly fragmented and competitive. The leading brick-and-mortar retailers in the United States and Canada are, respectively, Mattress Firm and Sleep Country Canada. These national retailers compete with regional and smaller retailers and retail channels such as furniture and department stores.

Across these channels, some key factors that impact competition in our industry include product features, reliable logistics, marketing efficiency, brand recognition and reputation, expertise of sales and after-market support, pace of innovation and product roadmap, price of products and services, and financial stability and ability to invest in innovation.

Seat Cushions and Other

Our seat cushions and other category consists of seating cushions and other products that can be purchased independent of furniture. To the best of our knowledge, there are no independent market analyses that define the size and growth of this category. It is important to note that there is a significantly larger market for cushioning technology embedded within furniture including chairs and sofas as well as seats found in transportation and other categories requiring seating solutions. We believe this is a substantial market opportunity that we could pursue with either branded product offerings or through branded OEM partnerships to embed our technology.

What Makes Purple Different?

We believe Purple has a particular set of competitive strengths that differentiate and position us for continued success:

•

History of innovation that produced new comfort technology—We are a four-year-old company, built on top of an invention and licensing company founded over 30 years ago. The core team has decades of history developing innovative comfort technology products, including the invention of our proprietary and patented Hyper-Elastic Polymer® technology and the Purple Grid™ cushioning component. Our breakthrough mattress represents what we believe to be the first substantive innovation in the mattress industry since the introduction of memory foam in 1992. The unique properties of the Purple Grid™ cushion enable a number of improvements over existing bedding, compared to competing foam, spring and air mattresses:

•

Pressure Relief: The Purple Grid™ cushion is designed around the science of column buckling which enables firm support across the larger surface areas of a body, while providing pressure relief at local areas or points of pressure or shape. We believe our founders were the first to leverage this science in mattresses. Some of their first mattresses in production were licensed decades ago to medical manufacturers for uses such as critical care beds and continue to this day to be used in hospital beds. The resulting feel is often described as buoyant, similar to floating on water.

•

Temperature Neutral: The Hyper-Elastic Polymer® material itself is temperature neutral, and the nature of The Purple Grid™ cushion is that the surface is mostly air (the channels within the grid), which allows for high air-flow and dissipation of heat and vapor. Foam beds absorb heat from the body and then radiate the heat back, constantly increasing the temperature. The Purple Grid™ cushion allows for continual sleeping without waking up hot.

•	Responsive: Unlike memory foam, which compresses, gets hard and then takes time to recoil, the Purple Grid™ cushion is instantly responsive to the body as it moves.

•	Durable: Hyper-Elastic Polymer® material is a highly durable gel that we believe outlasts most foams by two to three times.

The Hyper-Elastic Polymer® technology also has numerous applications beyond mattress products including current products such as seat cushions and pillows, as well as future product categories. The development of the Hyper-Elastic Polymer® technology is only one of numerous innovations we have achieved to produce a range of unique and effective comfort products across the bedding and seat cushion and other categories.

•

Proprietary technologies and manufacturing expertise provide a significant competitive advantage—The combination of patent protection, proprietary manufacturing equipment and decades of accumulated knowledge creates a competitive advantage through barriers of imitation. We own or have the exclusive right to use over 100 granted or pending patents that cover current and future products as well as proprietary manufacturing equipment we have designed and fabricated. In addition to intellectual property protection of key products and manufacturing capabilities, our team has decades of experience and unique insights derived from inventing and refining proprietary comfort technologies, machines and products. Our Mattress Max™ machine, designed and built by Purple, allows for large-format injection molding of gels at scale, which we believe is not a commercially available capability outside of Purple. Capabilities such as these are essential to produce our products efficiently and at scale. We pride ourselves on the ability to continuously innovate our manufacturing, operations and marketing capabilities.

•

Growing brand with passionate following—Our brand mirrors our passion for uncompromising performance, quality and durability, and with effective use of humor and viral marketing, has been able to cut-through the competitive noise. Our digital marketing strategy has achieved a level of social media engagement that few competitors can match, including a series of videos that have been seen more than 1.5 billion times across Facebook and YouTube. Our brand has been able to extend beyond awareness of individual products and we have successfully marketed our full suite of products to customers using a DTC strategy. Despite significant marketing spend, the customer satisfaction of our product has continued to drive “word of mouth” as the most common reason cited as to how a customer has heard of Purple.

•

Balanced, omni-channel distribution strategy—Because we have a differentiated product with benefits that can be felt from the first time a customer lays on our mattress, we sought opportunities to obtain wide reach in brick-and-mortar where our beds could be on display. This is a very different approach versus the majority of bed-in-a-box players who sought traditional CPG distribution, e.g. boxes on shelves. Our goal is to support the customer wherever and however they want to learn, try, and buy through wholesale, owned showrooms, and DTC channels. We are a leader in the DTC category of the bedding market. Our flexible return policies and aggressive expansion of wholesale doors and showrooms allow for more of our targeted customers to feel and experience our products throughout the purchase process. In our wholesale channel, we sell most of our products through select national and regional accounts as well as a variety of independent retail partners throughout the United States and Canada. As a result, we believe we are driving accelerated growth in the bedding market compared to the traditional retail bedding industry.

•

Premium product offerings—The rise of DTC and discounting in retail has oversaturated the market in value mattresses priced below $1,000 for a queen, with continual downward price pressure driven by Amazon and other large discount channels. According to the International Sleep Products Association 2Q19 Bedding Market Quarterly Report (“ISPA Quarterly Report”), in the quarter ended June 30, 2019, 70% of mattresses sold were priced below $1,000 for a queen and yet made up only 43% of the revenue. Our premium queen mattresses start at the $1,100 price point and range up to $3,000. The ISPA Quarterly Report also indicates that 30% of units sold are above $1,000 for a queen, but earn 57% of industry revenue. We believe there is opportunity to take share on the premium side of the market.

•

Vertical integration enables nimble design, development and execution—We design and develop our cushioning products in-house and we have extensive research and development capabilities led by a team of engineers, industrial designers and marketing specialists. The ability to develop and test products in this manner enables us not only to prototype and deploy new ideas, but also to design and develop corresponding manufacturing equipment and processes. In addition, we continuously refine our production methods to improve product quality and enhance efficiency. The resulting real-time feedback cycle is a key differentiator compared to other competitors that outsource many of these functions and lack an integrated approach.

Growth Strategies

•

Further direct-to-consumer growth and penetration—We believe that we are well positioned to leverage our brand, leading product portfolio, vertical integration and strong marketing capabilities to continue to attract new customers via our DTC channel. Our site was originally built for only a few SKUs and we are investing in redesign and re-platforming as our assortment has grown. Continued successful execution within the DTC channel represents a significant growth opportunity.

•	Expanded multi-channel distribution and retail relationships—Expanding retail distribution of our products via new and existing arrangements represents an opportunity to tap into the large brick-and-mortar category of the cushioning market. We currently sell our products through numerous wholesale partners including Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture, and Bed Bath & Beyond. We are also in discussions with multiple new potential partners to expand our wholesale distribution capabilities. In addition to our two current showrooms, we are also opening four more showrooms during October and November 2019 on the West Coast. We anticipate continual expansion of our showrooms as we optimize the format.

•

Existing product innovation—We have a rich history of product innovation and have developed core competencies in design, prototyping and manufacturing. This vertical integration enables us to continuously refine our existing products and manufacturing processes, as well as to introduce new offerings, with the potential to attract new customers and drive repeat sales. We operate a retail showroom at our Alpine, Utah facility and a Factory Outlet showroom in Salt Lake City, Utah where consumers can experience our brand, learn and engage with our technology, and purchase our products.

•

New product launches—We have a pipeline of future products we are developing. We are constantly exploring new technologies and ways to expand the benefits of our technologies through new product offerings. This includes innovations in mattresses beyond the Purple Grid™ cushion, an upcoming premium pillow that includes new patent-pending technology, assortment expansion and new products in cushioning and additional categories.

•

International expansion—We believe there is a substantial opportunity for international expansion, and we expect to find new opportunities as we expand into various foreign markets. We anticipate entering Canada during 2019 via both DTC and wholesale channels and we plan to expand in other foreign markets in the future as well. More than half of the global mattress market is outside of the USA, and we believe that our differentiated products, multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to enter new markets. We are exploring opportunities for international marketing, manufacturing and warehousing, as well as franchise and wholesale partners.

Our Products

Our current product portfolio is as follows:

•

Mattresses—Our mattresses utilize the unique benefits of the Purple Grid™ creating a one-of-a-kind sleep solution that is breathable to help regulate body temperature and soft enough to cradle pressure points while also providing support. Our Purple Grid™ material is manufactured with non-toxic, food-contact-grade ingredients that third-party testing has shown are free from carcinogenic chemicals. We back up the quality and durability of our mattress with a 100-night comfort guarantee and a ten-year warranty. We currently sell four distinct models of mattresses, ranging from our entry level foam-core, to our hybrid with premium pocket coil cores, to our premier mattresses which add an additional 1 or 2 inches of Purple Grid™. All four mattresses simultaneously provide support and cushioning, leveraging our unique Purple Grid™ with column buckling. The result is a bed that relaxes under pressure while providing firm support. Competing mattresses are typically uniform in the level of firmness throughout the mattress and are varying degrees of soft or firm. This tradeoff is problematic as regions of the body such as the head, feet, hips and shoulders require different levels of support. Our mattresses are also temperature neutral, which is an advantage as temperature regulation is a key component of achieving optimal sleeping conditions.

•	Pillows—We sell pillows that utilize the Purple Grid™ in a head-specific triangular grid-shape to protect against breaking down or losing shape. We believe our pillow is unique, with no other product in the market like it in appearance, design or comfort. The pillow is designed to relax under pressure without losing support. We also sell more traditional pillows with other unique, patented features that enable adjustment of the pillow for customized comfort. We back up the quality and durability of our pillows with a 100-night comfort guarantee and a one year warranty.

•

Sheets—Our sheets and pillow cases are made of a stretchy and breathable bamboo-based Viscose and are designed to maximize the functionality of the Purple Grid ™ in our mattresses and pillows. Recognizing that conventional sheets are often too taut to allow a mattress to correctly conform and adapt, we developed our own technology to enable customers to experience the full performance potential of our mattress (or any other mattress).

•

Mattress Protector—Like our sheets, our mattress protector is designed to optimize the functionality of the Hyper-Elastic Polymer® material in our mattress. Our mattress protector is stretchy, breathable, protective against liquids and stain resistant.

•

Platform Base—Our platform base is designed for standard beds without box springs and fits all current Purple® bed sizes. Constructed from lightweight steel, our Purple™ platform is more hygienic compared to box-spring foundations. The platform also provides optimal support and prevents the mattress from sagging.

•

Adjustable Foundation—Our Purple™ PowerBase complements our mattresses by adding electrically powered functions, such as adjustable head and foot positions, dual massagers with multiple wave patterns, under bed lighting and a remote with cradle that provides additional USB ports and outlets for charging.

•

Seat Cushions—Our founders invented their first version of a seat cushion nearly two decades ago to solve the extreme use case of people in wheelchairs suffering from compression sores (decubitus ulcers). These exacting requirements, coupled with the unique demands of the medical equipment marketplace, such as lighter weight, safety, incontinence protection, sterility, non-toxicity and durability became foundational to our unique product differentiation. The evolution of our portfolio of seat cushions has resulted from seven years of in-house manufacturing experience including development of proprietary machines and trade secrets. The cushions utilize Hyper-Elastic Polymer® material in our Purple Grid™ design to provide a comfortable seating experience and are designed to maximize airflow and maintain the neutral temperature of the seat. The Purple Grid™ allows our seat cushions to relax under pressure, providing pressure-releasing comfort. Our seat cushions include seven consumer models plus variants for the medical industry.

# Mattresses

### The Purple® Mattress
Balanced No Pressure® Support
- 2" Purple Grid
- $1,099 (Queen)

### Purple® Hybrid
Dynamic No Pressure® Support
- 2" Purple Grid
- Responsive Support Coils
- $1,599 (Queen)

### Purple® Hybrid Premier
Weightless No Pressure® Support
- Responsive Support Coils
- 3" Purple Grid
- $2,199 (Queen)
- 4" Purple Grid
- $2,999 (Queen)

# Bases

### The Metal Platform Base
- $174 (Queen)

### Purple PowerBase
- $1,499 (Queen)

# More

### The Purple Pet Bed
- $189 (Medium)

### The Purple Seat Cushion
- $79 (Royal)

# Pillows

### The Purple Plush Pillow
- Standard Size
- $49

### The Purple Pillow
- Standard Size
- $99

# Bedding

### The Purple Sheets
- $114 (Queen)

### The Mattress Protector
- $99 (Queen)

Technology

Technology is key to our unique position within the comfort industry. With our proprietary Purple Grid™ we have introduced the first major innovation to the mattress category in decades. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. These technologies have existed for decades and are undifferentiated from competitors within their product type.

Proprietary Technologies

The Purple team, through their scientific journey to get to the root causes of pressure sores, designed the Hyper-Elastic Polymer® material and other proprietary comfort technologies in order to improve the lives of every body. Each different cushioning product line requires unique molding techniques.

Our Hyper-Elastic Polymer® material is non-toxic and hypoallergenic, making it safe to use. Our Hyper-Elastic Polymer® material is durable and does not develop body impressions (compression set) from use over time. It is elastic and can stretch up to 15 times its original size and return without losing its shape. It sleeps and sits temperature neutral and has good ventilation to inhibit moisture build-up.

Proprietary Machinery

Internally designed, developed and built, our Mattress Max™ machines are the only machines able to mold our Hyper-Elastic Polymer® material into large-format king-sized mattresses at scale. We have modified our molding machines to manufacture other products containing Hyper-Elastic Polymer® such as pillows and seat cushions. The process of molding our Hyper-Elastic Polymer® material using our Mattress Max™ machinery is proprietary, patent-protected and complex, requiring specific knowledge and expertise to successfully execute manufacturing. We have vertically integrated with our own machine shop with mechanics and engineers at each of our factories to maintain these machines and our other equipment. Furthermore, we have extensive in-house fabrication capabilities, which enable us to design, manufacture, install and maintain new equipment as well as optimize the performance and efficiency of our existing machinery based on real-time insights gained from our vertically integrated operations.

Marketing

We have developed a brand that resonates with consumers. Our marketing efforts are focused on attracting, acquiring and retaining customers, primarily through digital campaigns and online advertising. Our campaigns are unique and memorable featuring product demonstrations that have been able to harness viral efficiencies associated with social media. As a result, we have created a brand with a loyal audience that frequently interacts with our content. This enables us to increase interaction with customers to drive additional product sales across our portfolio of offerings. The success we have achieved through these social marketing campaigns has been key in our branding and awareness. Our digital marketing team has expertise across a broad range of marketing capabilities including audience segmentation, video production, communication and targeting. We also utilize television, radio and print mediums to create brand and product awareness.

We actively pursue business relationships that extend our brand reach. For example, Purple has leveraged co-branding opportunities with Disney-Pixar on multiple occasions and with well-known internet personalities. We believe these types of brand associations will further extend our brand reach. We continue to explore co-brand opportunities with celebrities, teams and athletes.

Our Sales Channels

The majority of our sales have been through our DTC e-commerce platform; however, our wholesale channel has been growing rapidly. We have relationships with a growing number of brick-and-mortar retailers and are expanding our national footprint of retail partners that sell our products.

Direct-to-Consumer Channel

E-commerce is our primary distribution channel. We have benefitted from the rapid growth of the DTC mattress industry in addition to our differentiated product offering and unique marketing campaigns. We expect the DTC mattress industry to continue to grow as consumer confidence in online shopping increases. We sell directly to consumers through our website, www.purple.com and through our growing customer operations center. We help customers easily engage in relevant content, research our solutions, transact online and find support. We believe our online experience expands our brand and connections with consumers, enabling deeper awareness, engagement and brand loyalty. We believe that our 100-night trial along with free shipping and free returns provides confidence to consumers to buy a mattress.

We operate a retail showroom at our Alpine, Utah facility and a Factory Outlet showroom in Salt Lake City, Utah where consumers can experience our brand, learn and engage with our technology, and purchase our products. Both stores currently generate revenues above industry store averages. We are opening four more showrooms during October and November 2019 on the West Coast. We anticipate continual expansion of our showrooms as we optimize the format.

Wholesale Channel

We sell our assortment of products through brick-and-mortar wholesale partners. We began selling mattresses and bedding products through our largest wholesale partner, Mattress Firm, in November 2017. We have expanded the number of retail doors to more than 1,400, where our mattresses and bedding products are sold, and now sell mattresses through Mattress Firm, Macy’s, Bloomingdale’s, Furniture Row, Denver Mattress, HOM Furniture and Bed Bath & Beyond. We typically have 3 to 4 beds on the floor with highly branded displays. Sales associates have been very effective at educating consumers regarding our unique benefits as well as shifting the mix upward to our more expensive and higher margin mattresses. We anticipate continuing to expand our national footprint of brick-and-mortar wholesale partners that sell our products so that most potential customers will be able to locally try our differentiated mattresses before they buy.

Operations

Factories, Supply Chain and Manufacturing

We operate factories in Alpine, Utah and Grantsville, Utah, which manufacture and distribute Purple® products. These two factories have a total of 667,000 square-feet (15 acres under roof), including approximately 574,000 square-feet at our Grantsville, Utah facility and approximately 93,000 square-feet at our Alpine, Utah facility. We believe that these facilities will provide ample room to accommodate our future growth and expansion plans. At these factories we manufacture our proprietary Purple Grid ™ used in our mattress, pillow and seat cushion products. We assemble, package and ship our products from these facilities.

We outsource and resell other products, including adjustable bases, platform bases, sheets, mattress protectors, blankets and duvets. These products are either designed in-house or in partnership and are unique to Purple.

We have relationships with, or have identified, multiple suppliers for our outsourced products and components. These suppliers may be interchanged in order to maintain quality, cost and delivery expectations.

Employees

Our most valuable asset is our people and their learned institutional knowledge. As of September 30, 2019, we had over 700 full- and part-time employees and an additional 240 temporary labor employees to manage seasonal demands engaged in manufacturing, research and development and general corporate functions.

Our current employee population works primarily within our two Utah facilities. We regularly engage labor contracting agencies and independent contractors to accelerate our progress and to provide support across various functions within our organization. We have no collective bargaining agreements with our employees.

Environmental and Governmental Regulation

We are subject to numerous federal, state, local and foreign consumer protection and other laws regulating the bedding industry. These regulations vary among the states and countries in which we do and intend to do business. In the United States, we are subject to regulations promulgated by the U.S. Environmental Protection Agency, the Occupational Safety and Health Administration and other federal agencies that have authority to regulate our operations. Included in these regulations are laws restricting the generation, emission, treatment, storage and disposal of materials, substances and waste. We are subject to the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation and Liability Act. Our mattress products are also subject to fire-retardant standards developed by the State of California, U.S. Consumer Product Safety Commission and other jurisdictions where we sell these products.

As a retailer of bedding and cushioning products, we are also subject to laws and regulations applicable to retailers generally, including those regulations governing the marketing and sale of our products and the operation of our e-commerce activities. We are also subject to import and export laws to the extent our products and their component parts cross international boundaries. Many of these regulations are consumer-focused and pertain to safety, truth-in-advertising, promotional offers, privacy, “do not call/mail” requirements, warranty disclosure, delivery timing requirements and similar requirements.

It is our policy and practice to comply with all applicable U.S. and foreign laws. We have made and will continue to make capital and other expenditures necessary to comply with these laws. These expenditures have been immaterial to our financial results. We have not suffered a material adverse effect from non-compliance with federal, state, local or foreign legislation, but there can be no assurance that material costs or liabilities will not be incurred in connection with such legislation in the future.

Research and Development

Our research and development team is focused on developing new comfort technologies, manufacturing machines, improving production processes, as well as developing products. We have an extensive history of innovation that is core to our culture and key to our continued success. Our inventions have culminated over years of persistent research and development. We intend to continue to develop and introduce new comfort technologies and products to improve how people live. Our vertical integration is a key differentiator that enhances the effectiveness of our research and development capabilities. By gaining real-time feedback, we are able to integrate these insights into our manufacturing process, digital marketing, products and equipment.

Intellectual Property

We rely on patent and trademark protection laws to protect our intellectual property and maintain our competitive position in the marketplace. We hold various U.S. and foreign patents, patent applications, trademarks and trademark applications regarding certain elements of the design, manufacturing and function of our products. We also maintain protections over proprietary trade secrets. Our intellectual property portfolio is integral to our continued success in this industry, in particular with respect to our Hyper-Elastic Polymer® cushioning material and our Mattress Max™ machine.

We own or have the exclusive right to use over 100 granted or pending U.S. and foreign patents on inventions and designs pertaining to our machines, processes, mattresses, pillows, seat cushions, packaging techniques and other related existing and future products. Our issued U.S. patents that are significant to our operations are expected to expire at various dates up to 2034.

We have a number of trademarks registered with the U.S. Patent and Trademark Office, including EquaPressure®, WonderGel® and EquaGel® (for cushions), and Purple®, No Pressure® and Hyper-Elastic Polymer® (for plasticized elastomeric gel and certain types of products). Applications are pending for registration of some of the trademarks for additional classes of goods. Our Purple, No Pressure and Hyper-Elastic Polymer trademarks are also registered and have applications pending for various classes of goods in numerous foreign jurisdictions, some of which include Canada, China, Europe, Japan and Korea. Certain international trademark applications reside with EdiZONE, LLC, which is an entity owned by our founders, and are licensed to Purple LLC while the trademark registration applications remain pending. When registered, those trademarks will be assigned to us.

We also have a number of common law trademarks, including Purple Powerbase™, Purple Powerbase Premier™, Purple Powerbase Plus™, Purple Glove™, Eidertech™, Purple Grid™, Mattress Max™, WonderGel Original™, WonderGel Extreme™, DoubleGel™, DoubleGel Plus™, DoubleGel Ultra™, Roll n’ Go™, Fold N’ Go™, Purple Bed™, Purple Top™, Purple Pillow™, Portable Purple™, Everywhere Purple™, Simply Purple™, Lite Purple™, Royal Purple™, Double Purple™, Deep Purple™, Ultimate Purple™, Purple Back™, EquaGel Straight Comfort™, EquaGel General™, EquaGel Protector™, and EquaGel Adjustable™.

In addition, we maintain copyrights to past and present versions of purple.com, onpurple.com, equapressure.com, wondergel.com, marketing content, blogs, logos, graphics, videos and other marketing and promotional materials promoting our products.

We protect and enforce our intellectual property rights, including through litigation as necessary.

Our History

Tony and Terry Pearce have over a thirty year history of developing innovative comfort technologies, machines and products. In 1989, the Pearce brothers created a partnership to develop high-tech carbon fiber sporting goods and wheelchairs. In the course of developing and testing wheelchair products, it was clear to the founding team that the core issue of wheelchair comfort could only be solved if the extreme case of compression sores was solved. This led them on a scientific journey to discover the root causes of pressure sores and how to mitigate this condition.

In 2010, Tony and Terry launched what has become our current vertically integrated company. The first products sold were seat cushions. In 2013 we attempted to develop a king-size mattress using our improved Hyper-Elastic Polymer® material. The principal setback in developing king-size mattresses was that the entire surface of the mattress could not be covered using a single piece of Hyper-Elastic Polymer® material. There were no injection molding machines on the market that worked at this size. Over the years and with substantial investment the team overcame this obstacle by creating the proprietary Mattress Max™ machine. We began selling our Purple brand of mattresses with a small test in late 2015 and at scale beginning in January 2016. Purple Innovation, LLC, based in Alpine, Utah, was organized as a Delaware limited liability company on May 26, 2010 under the name WonderGel, LLC. We changed our name to Purple Innovation, LLC on January 27, 2017.

On February 2, 2018, we consummated the Business Combination, pursuant to which we acquired a portion of the equity of Purple LLC. The Business Combination was accounted for as a reverse recapitalization because the former owners of Purple LLC have control over the combined company through their 82% ownership of the common stock of the Company. Although the Company was the legal acquirer, the historical operations of Purple LLC are deemed to be those of the Company.

SELLING STOCKHOLDERS

The Selling Stockholders may offer and sell, from time to time, any or all of the shares of Class A Common Stock covered by this prospectus. This prospectus relates to the possible resale by the Selling Stockholders of up to 20,000,000 shares of Class A Common Stock issuable upon an Exchange of an equal number of Paired Securities.

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders for which we are registering Class A Common Stock and the aggregate number of shares of Class A Common Stock that the Selling Stockholders may offer pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock beneficially owned by a particular holder, in accordance with SEC rules, we treated as outstanding the number of shares of our Class A Common Stock issuable upon an Exchange of Paired Securities and did not assume an Exchange of any other holder’s Paired Securities.

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of Class A Common Stock. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities offered by this prospectus will be beneficially owned by the Selling Stockholder, and we have further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering.

Name of Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Before the Offering		Shares of Class A Common Stock to be Sold in the Offering	Shares of Class A Common Stock Beneficially Owned After the Offering		Percentage of Class A Common Stock Beneficially Owned After the Offering (6)
InnoHold, LLC (1)	39,110,837	(2)	17,552,136	21,558,701	(5)	41.4%
Tony Pearce (1)	40,334,769	(3)	1,223,932	21,558,701	(5)	41.4%
Terry Pearce (1)	40,334,769	(4)	1,223,932	21,558,701	(5)	41.4%

(1)

Tony Pearce and Terry Pearce, who serve as directors of the Company, are the managers of InnoHold. Each of Terry and Tony Pearce may be deemed to beneficially own the shares of Class B Stock held by InnoHold. Voting and disposition decisions with respect to such securities are made jointly by Terry and Tony Pearce. Each of Terry and Tony Pearce disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of each of InnoHold, Tony Pearce and Terry Pearce is 801 S. 1230 E., Alpine, Utah 84004.

(2)	Consists of 39,110,837 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC.
(3)	Consists of (i) 1,223,932 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by Tony Pearce and

(ii) 39,110,837 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.
(4)

Consists of (i) 1,223,932 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by Terry Pearce and (ii) 39,110,837 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.

(5)	Consists of 21,558,701 shares of Class A Common Stock issuable upon the Exchange of an equal number of shares of our Class B Common Stock and Class B Units of Purple LLC held by InnoHold.
(6)	Assumes the Exchange of all Paired Securities held by the Selling Stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations applicable to a Non-U.S. Holder (as defined below) with respect to the ownership and disposition of shares of our Class A Common Stock. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our Class A Common Stock that treated for U.S. federal income tax purposes as is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Class A Common Stock are urged to consult their own tax advisors.

This discussion only addresses beneficial owners that are Non-U.S. Holders of shares of our Class A Common Stock that hold such shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our Class A Common Stock being taken into account in an applicable financial statement, persons deemed to sell our common stock under the constructive sale provisions of the Code, and Non-U.S. Holders that hold our Class A Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and Treasury regulations, all as in effect and applicable as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in

U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Class A Common Stock.

Distributions

Although we do not anticipate that we will make any distributions on our Class A Common Stock in the foreseeable future, distributions of cash or property that we pay in respect of our Class A Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Class A Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our Class A Common Stock, and thereafter will be treated as capital gain. However, we (or the paying agent or other intermediary through which you hold your Class A Common Stock elects) may be required to withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the Class A Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if your holdings (actually and constructively) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Class A Common Stock, provided that our Class A Common Stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Class A Common Stock will be considered to be “U.S. trade or business income” if (i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our Class A Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Class A Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of shares of our Class A Common Stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of our Common Shares in respect of amounts withheld. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our Class A Common Stock. To avoid withholding on dividends, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our certificate of incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our authorized capital stock consists of 300 million shares of common stock, including 210 million shares of Class A Common Stock, par value of $0.0001 per share, and 90 million shares of Class B Common Stock, par value of $0.0001 per share, and five million shares of undesignated preferred stock, $0.0001 par value per share. As of November 7, 2019, there were 53,887,491 shares of common stock outstanding, including 10,521,612 shares of Class A Common Stock, held of record by approximately 51 stockholders of record, and 43,365,879 shares of Class B Common Stock, held by approximately 34 stockholders of record, no shares of preferred stock outstanding and 30,953,240 warrants outstanding held of record by approximately 18 holders of warrants. Such numbers of stockholders do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law (the “DGCL”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, the warrant and registration rights agreements, as well as the relevant provisions of the DGCL.

Common Stock

Class A Common Stock

Holders of Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. Directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of Class A Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights, other than as described below in the section entitled “Preemptive or Other Rights.” There are no sinking fund provisions applicable to the common stock.

Class B Common Stock

Holders of Class B Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. Directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Class B Common Stock is not entitled to receive dividends, if declared by the Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company in excess of the par value of such stock. In addition, the Class B Common Stock may only be issued to and held by InnoHold and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple LLC issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Common Stock to such Permitted Holder. Upon an Exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Common Stock, the corresponding share of Class B Common Stock will be automatically cancelled for no consideration. Shares of Class B Common Stock may only be transferred to a person other than the Company or Purple LLC if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Exchange Rights. An Exchange of Class B Common Stock and Class B Units must be made under the terms of the Exchange Agreement. The Exchange Agreement provides for an initial exchange ratio of (i) one share of Class B Common Stock plus (ii) one Class B Unit for one share of Class A Common Stock, in each case subject to certain adjustments.

Under the Exchange Agreement, holders of Paired Securities may elect to exchange all or any portion of their Paired Securities for shares of Class A Common Stock by delivering a notice to the Company setting forth the number of Paired Securities to be exchanged. Each share of Class B Common Stock and each Class B Unit so exchanged will be cancelled upon the issuance of the underlying Class A Common Stock.

In certain cases, adjustments to the exchange ratio will occur in case of a split, reclassification, recapitalization, subdivision or similar transaction of or relating to the Class B Units or the shares of Class A Common Stock and Class B Common Stock or a transaction in which the Class A Common Stock is exchanged or exchanged into other securities or property. The exchange ratio will also adjust in certain circumstances when the Company acquires Class B Units other than through an exchange into shares of Class A Common Stock.

The right of a holder of Paired Securities to exchange may be limited by the Company if it reasonably determines in good faith that such restrictions are required by applicable law (including securities laws), such exchange would not be permitted under other agreements of such holder with the Company or its subsidiaries, including the operating agreement of Purple LLC, or if such exchange would cause Purple LLC to be treated as a “publicly traded partnership” under applicable tax laws.

The Company and each holder of Paired Securities shall bear its own expense regarding the exchange except that the Company shall be responsible for transfer taxes, stamp taxes and similar duties.

The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is included as Exhibit 4.4 to the registration statement of which this prospectus is a part and is incorporated by reference herein.

Founder Shares

2,587,500 of our outstanding shares of Class A Common Stock were sold to Global Partner Sponsor I LLC (the “Sponsor”) in our initial public offering. These “Founder Shares” are identical to the shares of Class A Common Stock sold in our initial public offering, and holders of these shares have the same stockholder rights as public stockholders, except that the Founder Shares are subject to certain transfer restrictions described below.

In connection with the closing of the Business Combination, the Company, Continental Stock Transfer and the Coliseum Investors entered into an Agreement to Assign Founder Shares (the “Founder Share Assignment Agreement”), pursuant to which the Sponsor assigned to the Coliseum Investors an aggregate of 1,293,750 of its Founder Shares (the “Coliseum Founder Shares”).

The Sponsor agreed to subject 646,876 shares of Class A Common Stock owned by it to vesting and forfeiture based on the Class A Common Stock price performance of the post-Business Combination company over eight years following consummation of the Business Combination (the “Vesting Period”). These shares will vest and no longer be subject to forfeiture on the first day the closing price of the Class A Common Stock is at or above $12.50 (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period. In addition, these shares will immediately vest upon a change of control or liquidation of the Company or certain other events. Any shares that do not vest during the Vesting Period will be forfeited by the Sponsor at the expiration of the Vesting Period. The Sponsor will continue to be entitled to voting rights and dividends on these shares until vesting. The Coliseum investors also agreed to subject 646,876 of their Coliseum Founder Shares to the same vesting and forfeiture conditions described above.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock and Class B Common Stock have exclusive voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Warrants

Incremental Loan Warrants

In connection with the closing of the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) dated February 26, 2019 by and among Purple LLC, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”), Coliseum Co-Invest Debt Fund, L.P. (“CDF” and together with CCP and Blackwell, the “Lenders”) and Delaware Trust Company, we issued to the Lenders, in a private placement, warrants (the “Incremental Loan Warrants”) to purchase 2,613,240 shares of our Class A Common Stock. The terms of the Incremental Loan Warrants are described below.

General. Each Incremental Loan Warrant entitles the registered holder to purchase one share of the Company’s Class A Common Stock at a price of $5.74 per share, subject to adjustment as discussed below. The Incremental Loan Warrants expire on February 26, 2024, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Exercise. The Incremental Loan Warrants may be exercised by providing an executed notice of exercise form accompanied by full payment of the exercise price or on a cashless basis, if applicable. The holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their Incremental Loan Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Incremental Loan Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders generally. Upon 20 days’ prior written notice, the Company may, in its sole discretion, decrease the exercise price of the Incremental Loan Warrants at any time prior to the expiration of the Incremental Loan Warrants for a period of not less than 20 business days. In no event shall the exercise price be lowered by the Company to be less than $1.00.

Redemption Right. Once the Incremental Loan Warrants become exercisable, the Company may call the Incremental Loan Warrants for redemption in whole and not in part at a price of $0.01 per share of Class A

Common Stock issuable upon exercise of the Incremental Loan Warrants upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder, provided that this redemption right is only available if the reported last sale price of the Class A Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrantholders. If the Company calls the Incremental Loan Warrants for redemption, it will have the option to require any holder that wishes to exercise his, her or its Incremental Loan Warrant to do so on a “cashless basis” by which the holders would pay the exercise price by surrendering their Incremental Loan Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Incremental Loan Warrants, multiplied by the difference between the exercise price of the Incremental Loan Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Incremental Loan Warrants.

Beneficial Ownership Limitation. The warrantholders may elect to be subject to a requirement that such warrantholder will not have the right to exercise its Incremental Loan Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Protection. If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Incremental Loan Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Incremental Loan Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described in the paragraph above or (b) certain ordinary cash dividends, then the Incremental Loan Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Incremental Loan Warrants is adjusted, as described in the paragraphs above, the Incremental Loan Warrant exercise price will be adjusted by multiplying the Incremental Loan Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Incremental Loan Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

Fundamental Transaction; Exercise Price Adjustment. In the event of a “fundamental transaction” the holder will have the right to purchase and receive the same kind and amount of consideration receivable by the stockholders of the Company in such fundamental transaction. The Company will cause the surviving company in a fundamental transaction to assume the obligations of the Company under the Incremental Loan Warrants. In addition, the holder may elect to either (i) have the exercise price of the warrant reduced by the Black-Scholes value of the Incremental Loan Warrants (as set forth in the Incremental Loan Warrants) or (ii) cause the Company or its successor to repurchase all or a portion of the Incremental Loan Warrants at the Black-Scholes value (as set forth in the Incremental Loan Warrants). For purposes of the Incremental Loan Warrants, a “fundamental transaction” includes, subject to certain exceptions, any reclassification or reorganization of the Company, any merger or consolidation of the Company with or into another corporation, any merger or consolidation with (but not into) another corporation in which the stockholders of the Company immediately prior to the merger or consolidation own less than a majority of the outstanding stock of the surviving entity, any sale or conveyance of all or substantially all of the assets or other property of the Company, and any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) consummates a tender, exchange or redemption offer after which such group beneficially owns more than 50% of the outstanding shares of Class A Common Stock of the Company.

Additionally, the exercise price of the warrant will be reduced by the Black-Scholes value of the Incremental Loan Warrants (as set forth in the Incremental Loan Warrants) in the event (a) any person (other than the holders of the Incremental Loan Warrants and their affiliates), together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such person is a part, and together with any affiliate or associate of such person (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, becomes the beneficial owner, directly or indirectly, through purchase, merger or other acquisition transaction or series of transactions, securities of the Company entitling such person or group to exercise 25% or more of the total voting power of all voting securities of the Company, (b) Tony Pearce or Terry Pearce individually or together cease beneficially to own at least 50% of the voting securities of the Company, or (c) the Board ceases to be comprised of a majority of independent directors (as defined under NASDAQ rules) for a period of longer than 60 consecutive days.

Amendments. The Incremental Loan Warrants provide that the terms of the Incremental Loan Warrants may be amended only in a writing signed by the Company and the holder.

Public Warrants and Sponsor Warrants

There were 15,525,000 warrants (the “Public Warrants”) issued in the initial public offering of Global Partner Acquisition Corp. (the predecessor to the Company) and 12,815,000 warrants (the “Sponsor Warrants”) issued in a private placement simultaneously with such initial public offering. The Public Warrants and Sponsor Warrants have the same terms. In March 2018, the Public Warrants and Sponsor Warrants began trading together as publicly traded warrants under the same trading symbol and CUSIP. The Public Warrants and Sponsor Warrants trade under the symbol “PRPLW” on OTC Pink. The terms of the Public Warrants and Sponsor Warrants are described below.

Public Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Class A Common Stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time after March 4, 2018. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Class A Common Stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of Class A Common Stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Class A Common Stock. Warrants must be exercised for a whole share. The warrants will expire February 2, 2023, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we would use our best efforts to file with the SEC the registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. That registration statement was filed within fifteen (15) business days of the Business Combination. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $24.00 redemption trigger price as well as the $5.75 (for each half share) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of

Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Common Stock to be issued to the warrant holder.

Sponsor Warrants

Pursuant to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, for so long as the Sponsor or a permitted transferee of the Sponsor holds Sponsor Warrants, such holder may exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. In connection with the Business Combination, the Sponsor assigned to the Coliseum Capital Partners, L.P., Blackwell Partners LLC—Series A, Coliseum Co-Invest Debt Fund, L.P., and Baleen Capital Management LLC an aggregate of 9,532,500 Sponsor Warrants to purchase 4,766,250 shares of Class A Common Stock. After giving effect to such assignment, the Sponsor holds 3,282,500 Sponsor Warrants to purchase 1,641,250 shares of Class A Common Stock.

Registration Rights

InnoHold Registration Rights Agreement

On February 2, 2018, in connection with the closing of the Business Combination, the Company entered into a Registration Rights Agreement with InnoHold and the Parent Representative (the “InnoHold Registration Rights Agreement”). Under the InnoHold Registration Rights Agreement, InnoHold holds registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Common Stock issued in exchange for the equity consideration received in the Business Combination) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold is entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the closing of the Business Combination, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold is entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, the Company agreed to indemnify InnoHold and certain persons or entities related to InnoHold, such as its officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and InnoHold agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

The Company is filing the registration statement of which this prospectus forms a part at the request of InnoHold pursuant to its rights under the InnoHold Registration Rights Agreement.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the Class A Common Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and will share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Common Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of the Class B Common Stock will not be entitled to receive any portion of any such assets of the Company in excess of the par value of such stock in respect of their shares of Class B Common Stock.

Preemptive or Other Rights

On February 1, 2018 the Company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with CCP and Blackwell (together the “Coliseum Investors”), pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A Common Stock of the Company at a purchase price of $10.00 per share (the “Coliseum Private Placement”). The shares of the Company’s common stock issued in the Coliseum Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the Coliseum Private Placement, we granted to the Coliseum Investors preemptive rights for the future sale of Company securities. So long as the Coliseum Investors hold at least 50% of the shares of Class A Common Stock acquired in the Coliseum Private Placement, the Coliseum Investors are entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

In addition, the Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

Other than the Coliseum Investors, stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Common Stock and Class B Common Stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent and Registrar

Our transfer agent and registrar is Philadelphia Stock Transfer, Inc., 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003. Their telephone number is (484) 416-3124.

Listing of Securities

Our Class A Common Stock is listed on NASDAQ under the symbol “PRPL.”

PLAN OF DISTRIBUTION

Resale of Common Stock

This prospectus relates to the possible resale, from time to time, by the Selling Stockholders identified herein of up to 20,000,000 shares of our Class A Common Stock, including shares of our Class A Common Stock issuable upon an Exchange.

The shares of Class A Common Stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.

The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ;

•

through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters, as described further under the heading “Underwritten Offering” below;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Class A Common Stock the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The

Selling Stockholders may also sell the Class A Common Stock short and redeliver the shares of Class A Common Stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Class A Common Stock offered by this prospectus, which shares of Class A Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares of Class A Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares of Class A Common Stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares of Class A Common Stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, it is possible that in certain states the shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of Class A Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of Class A Common Stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or other federal or state law.

We have agreed with the Selling Stockholders to use our best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding or (d) such securities are freely saleable under Rule 144 without volume limitations or manner-of-sale restrictions and without the need for current public information pursuant to Rule 144 (including Rule 144(i)(2)) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected investors, as reasonably determined by the Company, upon the advice of counsel to the Company.

Underwritten Offering

In the case of an underwritten offering of any of the shares of Class A Common Stock covered by this prospectus, the applicable prospectus supplement shall include disclosure, in substantially the form set forth immediately below, under the heading “Underwriting”:

BofA Securities, Inc. and Oppenheimer & Co. Inc. are acting as representatives of each of the underwriters named below in connection with the underwritten offering of Class A Common Stock contemplated by this prospectus supplement. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholders, the number of shares of Class A Common Stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.
Oppenheimer & Co. Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us and the selling stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $        per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $        and are payable by us and the selling stockholders.

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to             additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and the selling stockholders and our executive officers and directors, other than Adam Gray, a managing partner of Coliseum, have agreed not to sell or transfer any Class A Common Stock or securities convertible into, exchangeable for, exercisable for, or repayable with Class A Common Stock, for 90 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any Class A Common Stock,

•	sell any option or contract to purchase any Class A Common Stock,

•	purchase any option or contract to sell any Class A Common Stock,

•	grant any option, right or warrant for the sale of any Class A Common Stock,

•	lend or otherwise dispose of or transfer any Class A Common Stock,

•	request or demand that we file a registration statement related to the Class A Common Stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Class A Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to Class A Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock. It also applies to Class A Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

The shares are listed on the Nasdaq Capital Market under the symbol “PRPL.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Class A Common Stock. However, the representatives may engage in transactions that stabilize the price of the Class A Common Stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Class A Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A Common Stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of our Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the Class A Common Stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A Common Stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A Common Stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares of Class A Common Stock which are the subject of the offering contemplated by this prospectus have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of shares of Class A Common Stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A Common Stock shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of Class A Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of Class A Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of Class A Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Class A Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A Common Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities covered by this prospectus has been passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah. In an underwritten offering of any of the securities covered by this prospectus, the underwriters will be represented by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.purple.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13G with respect to our securities filed on behalf of InnoHold, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 14, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 7, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 13, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 6, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January  14, 2019, January  31, 2019, February  27, 2019, March  18, 2019, May  14, 2019, May  17, 2019, May  31, 2019, June  11, 2019, June  25, 2019, July  1, 2019, July  9, 2019 (Form 8-K/A), October  4, 2019, and October 15, 2019;

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on July 29, 2015, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-37540) after the date of this prospectus and before the termination of the offering contemplated hereby.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, excluding, in each case, information deemed furnished and not filed.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.purple.com), or by writing or telephoning us at the following address:

Purple Innovation, Inc.

Attn: Casey McGarvey

123 East 200 North

Alpine, Utah 84004

(801) 756-2600

Purple Innovation, Inc.

10,000,000 Shares of Class A Common Stock

PROSPECTUS    SUPPLEMENT

BofA Securities	Oppenheimer & Co. Inc.

KeyBanc Capital Markets	Raymond James	Wedbush Securities

November 14, 2019